EXHIBIT 10.2

LEASE AGREEMENT

Between

FUND III AND FUND IV ASSOCIATES,

a Georgia limited partnership,

as Landlord

and

APEX SYSTEMS, INC.,

a Virginia corporation,

as Tenant

Dated: July 21, 2004

TABLE OF CONTENTS

LEASE AGREEMENT

i

44.	Security Deposit	21
45.	Building Allowance and Tenant Finishes	21
46.	Rules and Regulations	22
47.	Quiet Enjoyment	22
48.	Entire Agreement	22
49.	Limitation of Liability	22
50.	Submission of Agreement	23
51.	Authority	23
52.	Relocation	23
53.	Broker Disclosure	23
54.	Notices	23
55.	Force Majeure	24
56.	Financial Statements	24
57.	Special Stipulations	24

Exhibits

ii

BASIC LEASE PROVISIONS

The following is a summary of some of the Basic Provisions of the Lease. In the event of any conflict between the terms of these Basic Lease Provisions and the referenced Sections of the Lease, the referenced Sections of the Lease shall control.

1.	Building (See Section 1):	4400 Cox Road
Glen Allen, Virginia 23060

	Project (See Section 1):	As located in Innsbrook Corporate Center

2.	Premises (See Section 1):
	Suite:	200
	Floor:	2nd
	Rentable Square Feet:	21,288

3.	Term (See Section 2):	130 months

4.	Base Rent (See Sections 2 and 3):

Lease Months	Rentable Square Footage	Annual Rate Per Rentable Square Foot of Premises	Monthly Installment	Annual Installment
1 – 12	17,500	$17.50	$25,520.83	$306,250.00
13 – 18	17,500	$17.94	$26,162.50	$313,950.00
19 – 24	21,288	$17.94	$31,825.56	$381,906.72
25 – 36	21,288	$18.39	$32,623,86	$391,486.32
37 – 48	21,288	$18.85	$33,439.90	$401,278.80
49 – 60	21,288	$19.32	$34,273.68	$411,284.16
61 – 72	21,288	$19.80	$35,125.20	$421,502.40
73 – 84	21,288	$20.30	$36,012.20	$432,146.40
85 – 96	21,288	$20.81	$36,916.94	$433,003.28
97 – 108	21,288	$21.33	$37,839.42	$454,073.04
109 – 120	21,288	$21.86	$38,779.64	$465,355.68
121 – 130	21,288	$22.41	$39,755.34	$477,064.08

Tenant shall be entitled to free Base Rent for months 1-10 of the Term in accordance with Special Stipulation 1 on Exhibit “D”.

5.	Tenant’s Share (See Section 13):	40.70% (prior to Expansion Commencement Date)

49.51% (on and after Expansion Commencement Date)

6.	Security Deposit (See Section 44):	$25,520.83

7.	Landlord’s Broker (See Section 53):	Grubb & Ellis\Harrison & Bates

	Tenant’s Broker (See Section 53):	CB Richard Ellis, Inc.

8.	Notice Address (See Section 54):

	Landlord’s Notice Address:	Fund III and Fund IV Associates
c/o Wells Real Estate Funds
6200 The Corners Parkway, Suite 250
Norcross, Georgia 30092-2295
Attention: George Wells Director, East Region

	Tenant’s Notice Address:	Apex Systems, Inc.
4400 Cox Road, Suite 200
Glen Allen, Virginia 23060
Attention: Chief Financial Officer

	With a copy to:	Troutman Sanders LLP
P.O. Box 1122
Richmond, Virginia 23218-1122
Attention: Thomas A. Grant, Esquire

2

LEASE AGREEMENT

THIS LEASE AGREEMENT (hereinafter called the “Lease”) is made and entered into this 21st day of July, 2004, by and between FUND III AND FUND IV ASSOCIATES, a Georgia limited partnership (hereinafter called “Landlord”), and APEX SYSTEMS, INC., a Virginia corporation (hereinafter called “Tenant”).

1. Premises. Landlord does hereby rent and lease to Tenant and Tenant does hereby rent and lease from Landlord, for general office purposes of a type customary for first-class office buildings, the following described space (hereinafter called the “Premises”):

21,288 rentable square feet of space located on the 2nd floor of a 2-story building (the “Building”) consisting of approximately 43,000 rentable square of space and located on the real property described in Exhibit “A” attached hereto (the “Property”), said Premises to be located as shown by diagonal lines on the drawing attached hereto as Exhibit “A-1” and made a part hereof by reference. The Building is located within a larger office park (“Project”). The Property consists of approximately 4.233 acres. The Property, together with any and all improvements now or hereafter located thereon and together with any additional land and/or buildings contiguous to the Property which Landlord hereinafter acquires, will constitute the Project. The Premises shall be prepared for Tenant’s occupancy in the manner and subject to the provisions of Exhibit “B” attached hereto and made a part of hereof. As used in this Lease, “rentable square feet” shall be determined by multiplying “usable square feet” (as determined based upon the ANSI Z.65-1996 standard promulgated by the Building Owners and Managers Association) multiplied by 1.12. Landlord and Tenant agree that the number of rentable square feet described above has been confirmed and conclusively agreed upon by the parties.

2. Lease Term. Tenant shall have and hold the Premises for a term (“Term”) commencing (a) as to that portion of the Premises consisting of 17,500 rentable square feet of space and identified on Exhibit ”A-1” attached hereto (the “Initial Premises”) on the date (the “Commencement Date”) which is the earlier of (i) thirty (30) days after the Premises are Substantially Completed (as defined in Exhibit ”B” attached hereto) or (ii) the date Tenant first occupies all or any portion of the Premises for the conduct of its business, and (b) as to the remaining 3,788 rentable square feet of the Premises (the “Expansion Premises”), on the date (the “Expansion Commencement Date”) which is eighteen (18) months after the Commencement Date. The Term of this Lease shall terminate at midnight on the last day (the “Expiration Date”) of the one hundred thirtieth (130th) full calendar month following the Commencement Date, unless sooner terminated or extended as hereinafter provided. Promptly following each of the Commencement Date and the Expansion Commencement Date, Landlord and Tenant shall enter into a letter agreement in the form attached hereto as Exhibit ”C”, specifying the Commencement Date (or the Expansion Commencement Date, as the case may be), the Expiration Date, the conclusively agreed number of rentable square feet contained within the Premises and the agreed amount of Base Rent payable hereunder for the next Lease Year (as defined in Section 4 below).

3. Base Rent. Tenant shall pay to Landlord, at P.O. Box 409849, Atlanta, Georgia 30384-9849, or at such other place as Landlord shall designate in writing to Tenant, annual base rent (“Base Rent”) in the amounts set forth in the Basic Lease Provisions. The term “Lease Year”, as used in the Basic Lease Provisions and throughout this Lease, shall mean each and every consecutive twelve (12) month period during the Term of this Lease, with the first such twelve (12) month period commencing on the Commencement Date; provided, however, if the Commencement Date occurs other than on the first day of a calendar month the first Lease Year shall be that partial month plus the first full twelve (12) months thereafter.

4. Rent Payment. The Base Rent for each Lease Year shall be payable in equal monthly installments, due on the first day of each calendar month, in advance, in legal tender of the United States of America, without abatement, demand, deduction or offset whatsoever, except as may be expressly provided in this Lease. One full monthly installment of Base Rent shall be due and payable on or before the last day of the free rent period provided for in Special Stipulation 1 on Exhibit “D” to this Lease by Tenant for the first month’s Base Rent due under this Lease and a like monthly installment of Base Rent shall be due and payable on or before the first day of each calendar month following such date during the Term hereof; provided, that if the Commencement Date should be a date other than the first day of a calendar month, the monthly Base Rent installment paid on or before the last day of the free rent period provided for in Special Stipulation 1 on Exhibit “D” to this Lease by Tenant shall be prorated to that partial calendar month, and the excess shall be applied as a credit against the next monthly Base Rent installment. Tenant shall pay, as Additional Rent, all other sums due from Tenant under this Lease (the term “Rent”, as used herein, means all Base Rent, Additional Rent and all other amounts payable hereunder from Tenant to Landlord).

5. Late Charge. Other remedies for non-payment of Rent notwithstanding, if any monthly installment of Base Rent or Additional Rent is not received by Landlord on or before the date due, or if any payment due Landlord by Tenant which does not have a scheduled due date is not received by Landlord on or before the fifth (5th) business day following the date Tenant was invoiced, a late charge of five percent (5%) percent of such past due amount shall be immediately due and payable as Additional Rent and interest shall accrue from the date past due until paid at the lower of twelve percent (12%) per annum or the highest rate permitted by applicable law; provided, however, that no such late charge shall be incurred and no such interest shall accrue with respect to the first late payment described above in each Lease Year. In the event that checks submitted by Tenant to Landlord for payment of amounts due pursuant to the Lease shall not be honored by the financial institute due to insufficient funds in excess of two (2) times during the Term, Landlord may, in its sole discretion, require that all future payments by Tenant to Landlord be paid by certified funds, cashier’s check or cash.

6. Partial Payment. No payment by Tenant or acceptance by Landlord of an amount less than the Rent herein stipulated shall be deemed a waiver of any other Rent due. No partial payment or endorsement on any check or any letter accompanying such payment of Rent shall be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to Landlord’s right to collect the balance of any Rent due under the terms of this Lease or any late charge assessed against Tenant hereunder.

7. Construction of this Agreement. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant of his obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s right to demand exact compliance with the terms hereof. Time is of the essence of this Lease. This Lease shall be governed by the laws of the state in which the Property is located.

8. Use of Premises.

(a) Tenant shall use and occupy the Premises for general office purposes of a type customary for first-class office buildings and for no other purpose. The Premises shall not be used for any illegal purpose, nor in violation of any valid regulation of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises or the Building, nor in any manner inconsistent with the first-class nature of the Building. Landlord shall maintain and keep in effect reasonable security rules and/or systems to regulate after-hours access to the Building, and shall install a card-reader system for after-hours access to the Building within six (6) months after the Commencement Date.

(b) Tenant shall not cause or permit the receipt, storage, use, location or handling on the Property (including the Building and Premises) of any product, material or merchandise which is explosive, highly inflammable, or a “hazardous or toxic material,” as that term is hereafter defined. “Hazardous or toxic material” shall include all materials or substances which have been determined to be hazardous to health or the environment, including, without limitation hazardous waste (as defined in the Resource Conservation and Recovery Act); hazardous substances (as defined in the Comprehensive Emergency Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act); gasoline or any other petroleum product or by-product or other hydrocarbon derivative; toxic substances, (as defined by the Toxic Substances Control Act); insecticides, fungicides or rodenticide, (as defined in the Federal Insecticide, Fungicide, and Rodenticide Act); asbestos and radon and substances determined to be hazardous under the Occupational Safety and Health Act or regulations promulgated thereunder. Notwithstanding the foregoing, Tenant shall not be in breach of this provision as a result of the presence in the Premises of de minimis amounts of hazardous or toxic materials which are in compliance with all applicable laws, ordinances and regulations and are customarily present in a general office use (e.g., copying machine chemicals and kitchen cleansers).

(c) The occupancy rate of the Premises shall in no event be more than four (4) persons per one thousand (1,000) useable square feet within the Premises, or the maximum occupancy permitted pursuant to applicable laws or codes, whichever is less. In the event that Tenant exceeds this ratio, and Landlord consents to such overage, Landlord may condition its consent upon Tenant’s payment of any and all costs related with such overage, including without limitation, excessive maintenance charges, increased electrical and HVAC usage, and increased parking demand.

9. Definitions. “Landlord,” as used in this Lease, shall include the party named in the first paragraph hereof, its representatives, assigns and successors in title to the Premises. “Tenant” shall include the party named in the first paragraph hereof, its heirs and representatives, and, if this Lease shall be validly assigned or sublet, shall also include Tenant’s assignees or subtenants, as to the Premises, or portion thereof, covered by such assignment or sublease. “Landlord” and “Tenant” include male and female, singular and plural, corporation, partnership, limited liability company (and the officers, members, partners, employees or agents of any such entities) or individual, as may fit the particular parties.

10. Repairs By Landlord. Subject to Exhibit ”B” attached hereto, Tenant, by taking possession of the Premises, shall accept and shall be held to have accepted the Premises as suitable for the use intended by this Lease, except for uncompleted punch list items and latent defects in the Work (as defined below) as to which Tenant notifies Landlord within six (6) months after the Commencement Date. Landlord shall not be required, after possession of the

Premises has been delivered to Tenant, to make any repairs or improvements to the Premises, except as set forth in this Lease. Except for damage caused by casualty and condemnation (which shall be governed by Sections 28 and 29 below), and subject to normal wear and tear, Landlord shall maintain (including appropriate snow and ice removal) in good order and repair the exterior walls, exterior windows, elevators, heating, ventilating and air-conditioning systems (except for those installed by Tenant in the Premises and serving only the Premises), roof, common areas, foundation, structural portions and the mechanical, electrical, plumbing, Building-standard overhead lighting (including replacement bulbs), sprinkler and security systems serving the Building [except for items installed by Tenant in the Premises and serving only the Premises (such as kitchen or breakroom appliances)], provided such repairs are not occasioned by Tenant, Tenant’s invitees or anyone in the employ or control of Tenant.

11. Repairs By Tenant. Except as described in Section 10 above, Tenant shall, at its own cost and expense, maintain the Premises from above slab to below ceiling (except that items installed by Tenant above the ceiling shall be considered part of the Premises maintained by Tenant for purposes of this Section 11) in good order and repair and in a neat and clean condition, subject to normal wear and tear, including making all necessary repairs and replacements. Tenant shall further, at its own cost and expense, repair or restore any damage or injury to all or any part of the Building caused by Tenant or Tenant’s agents, employees, invitees, licensees, visitors or contractors, including but not limited to any repairs or replacements necessitated by (i) the construction or installation of improvements to the Premises by or on behalf of Tenant (except with respect to the initial build out described in Exhibit “B”), (ii) the moving of any Property into or out of the Premises. If Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make the repairs and replacements and the costs of such repair or replacements shall be charged to Tenant as Additional Rent and shall become due and payable by Tenant with the monthly installment of Base Rent next due hereunder.

12. Alterations and Improvements. Except for minor, decorative alterations which do not affect the Building structure or systems, are not visible from outside the Premises and do not cost in excess of $10,000.00 in the aggregate, Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Premises without first obtaining in writing Landlord’s written consent for such alterations or additions, which consent may be granted or withheld in the sole, unfettered discretion of Landlord (if the alterations will affect the Building structure or systems or will be visible from outside the Premises), but which consent shall not be unreasonably withheld (if the alterations will not affect the Building structure or systems and will not be visible from outside the Premises). Upon Landlord’s request, Tenant will furnish Landlord plans and specifications for any proposed alterations, additions or improvements and shall reimburse Landlord for its reasonable cost to review such plans. Any alterations, physical additions or improvements shall at once become the property of Landlord; provided, however, Landlord, at its option, may require Tenant to remove any alterations, additions or improvements in order to restore the Premises to the condition existing on the Commencement Date. All costs of any such alterations, additions or improvements shall be borne by Tenant. All alterations, additions or improvements must be made in a good, first-class, workmanlike manner and in a manner that does not disturb other tenants (i.e., any loud work must be performed during non-business hours) and Tenant must maintain appropriate liability and builder’s risk insurance throughout the construction. Tenant does hereby indemnify and hold Landlord harmless from and against all claims for damages or death of persons or damage or destruction of property arising out of the performance of any such alterations, additions or improvements made by or on behalf of Tenant. Under no circumstances shall Landlord be required to pay, during the Term of this Lease and any extensions or renewals thereof, any ad valorem or Property tax on such alterations, additions or improvements, Tenant hereby covenanting to pay all such taxes when they become due. In the event any alterations, additions, improvements or repairs are to be performed by contractors or workmen other than Landlord’s contractors or workmen, any such contractors or workmen must first be approved, in writing, by Landlord, which approval shall not be unnecessarily withheld or delayed. Landlord agrees to assign to Tenant any rights it may have against the contractor of the Premises with respect to any work performed by said contractor in connection with improvements made by Landlord at the request of Tenant.

13. Operating Expenses.

(a) Tenant agrees to reimburse Landlord throughout the Term after January 1, 2006, as Additional Rent hereunder for Tenant’s Share (as defined below) of the annual Operating Expenses (as defined below) in excess of the Operating Expenses for calendar year 2005 (hereinafter called the “Base Year Amount”). The term “Tenant’s Share” shall mean the percentage determined by dividing the rentable square footage of the Premises by the rentable square footage of the Building (43,000). Landlord and Tenant hereby agree that Tenant’s Share is 40.70% prior to the Expansion Commencement Date and 49.51% on and after the Expansion Commencement Date. If Tenant does not lease the Premises during the entire full calendar year in which the Term of this Lease commences or ends, Tenant’s Share of excess Operating Expenses for the applicable calendar year shall be appropriately prorated for the partial year, based on the number of days Tenant has leased the Premises during that year.

(b) Operating Expenses shall be all those expenses of operating, servicing, managing, maintaining and repairing the Property, Building, all parking areas and related common areas (as well as an allocation of certain Project expenses, as reasonably allocated by Landlord to the Building and the other buildings in the Project) in a manner deemed by Landlord reasonable and appropriate and in the best interest of the tenants of the Building and in a manner consistent with first-class office buildings in the metropolitan area in which the Project is located. Operating Expenses shall include, without limitation, the following:

(1) All taxes and assessments, whether general or special, applicable to the Property and the Building (but excluding franchise and income taxes imposed upon Landlord), which shall include real and personal property ad valorem taxes, and any and all reasonable costs and expenses incurred by Landlord in seeking a reduction of any such taxes and assessments. However, Tenant shall not be obligated for taxes on the net income from the operation of the Building, unless there is imposed in the future a tax on rental income on the Building in lieu of the real Property ad valorem taxes, in which event such tax shall be deemed an Operating Expense of the Building.

(2) Insurance premiums and deductible amounts, including, without limitation, for commercial general liability, ISO Causes of Loss Special Form property, rent loss and other coverages carried by Landlord on the Building and Property (including terrorism insurance, if Landlord elects to carry it or is required to carry it by any lender).

(3) All utilities, including, without limitation, water, power, heating, lighting, ventilation, sanitary sewer and air conditioning of the Building, but not including those utility charges actually paid by Tenant or other tenants of the Building.

(4) Janitorial and maintenance expenses, including:

(i) Janitorial services and janitorial supplies and other materials used in the operation and maintenance of the Building;

(ii) The cost of maintenance and service agreements on equipment, window cleaning, grounds maintenance, pest control, security, trash and snow removal, and other similar services or agreements;

(5) Management fees (or a charge equal to fair market management fees if Landlord provides its own management services) which shall not exceed fair market management fees for the Building, and the market rental value of a management office;

(6) The costs, including interest, amortized over its useful life, of any capital improvement made to the Building by or on behalf of Landlord after the date of this Lease which is required under any governmental law or regulation (or any judicial interpretation thereof) that was not applicable to the Building as of the date of this Lease, and of the acquisition and installation of any device or equipment designed to improve the operating efficiency of any system within the Building or which is acquired to improve materially the safety of the Building or Project.

(7) All services, supplies, repairs, replacements or other expenses directly and reasonably associated with servicing, maintaining, managing and operating the Building, including, but not limited to the lobby, vehicular and pedestrian traffic areas and other common use areas.

(8) Wages and salaries of Landlord’s employees (not above the level of Building Manager) engaged in the maintenance, operation, repair and services of the Building, including taxes, insurance and customary fringe benefits.

(9) Legal and accounting costs.

(10) Costs to maintain and repair the Building and Property.

(11) Landscaping and security costs unless Landlord hires a third party to provide such services pursuant to a service contract and the cost of that service contract is already included in Operating Expenses as described above.

(12) The Building’s allocated share (as reasonably be determined by Landlord) of certain expenses which are incurred on a Project-wide basis including, without limitation, costs in connection with (i) landscaping, (ii) utility and road repairs, (iii) security, (iv) signage installation, replacement and repair and (v) taxes or assessments which are not assessed against a particular building or the parcel on which it is located. If the Project is covered by a declaration and/or an owners association and costs of the type described above are allocated to the Building by way of dues or costs charged or assessed under that declaration or by that association, those charges or dues shall be included in the Operating Expenses.

Operating expenses shall not include the costs of (i) the design, construction or refurbishment of tenant improvements to the Premises or the premises of other tenants in the Building, (ii) rebuilding any portion or all of the Building which is made untenantable by fire or other casualty, and (iii) depreciation of the Building or any of its components.

(c) Landlord shall, on or before the Commencement Date and on or before December 20 of each calendar year, provide Tenant a statement of the estimated monthly installments of Tenant’s Share of excess Operating Expenses increases which will be due for the remainder of the calendar year in which the Commencement Date occurs or for the upcoming calendar year, as the case may be. In the event Landlord has not provided Tenant with such statement prior to January

1 of any calendar year, Tenant shall continue to pay Tenant’s Share of excess Operating Expenses in the same amount as the previous calendar year, unless and until Landlord provides a statement of estimated monthly installments for the current calendar year. As soon as practicable after December 31 of each calendar year during the Term of this Lease, Landlord shall furnish to Tenant an itemized statement of the Operating Expenses within the Building for the calendar year then ended. Upon reasonable prior written request given not later than sixty (60) days following the date Landlord’s statement is delivered to Tenant, Landlord will promptly provide Tenant detailed documentation to support the itemized statement. If Tenant does not notify Landlord of any objection to Landlord’s itemized statement within thirty (30) days of Landlord’s delivery thereof, Tenant shall be deemed to have accepted such statement as true and correct and shall be deemed to have waived any right to dispute the excess Operating Expenses due pursuant to that statement.

(i) Effective for the calendar year starting January 1, 2006, Tenant shall pay to Landlord, together with its monthly payment of Base Rent as provided in Sections 3 and 4 hereinabove, as Additional Rent hereunder, the estimated monthly installment of Tenant’s Share of the excess Operating Expenses for the calendar year in question. At the end of any calendar year if Tenant has paid to Landlord an amount in excess of Tenant’s Share of excess Operating Expenses for such calendar year, Landlord shall reimburse to Tenant any such excess amount (or shall apply any such excess amount to any amount then owing to Landlord hereunder, and if none, to the next due installment or installments of Additional Rent due hereunder, at the option of Landlord). At the end of any calendar year if Tenant has paid to Landlord less than Tenant’s Share of excess Operating Expenses for such calendar year, Tenant shall pay to Landlord any such deficiency within thirty (30) days after Tenant receives the annual statement.

(ii) For the calendar year in which this Lease terminates, and is not extended or renewed, the provisions of this Section shall apply, but Tenant’s Share for such calendar year shall be subject to a pro rata adjustment based upon the number of days prior to the expiration of the Term of this Lease. Tenant shall make monthly estimated payments of the prorata portion of Tenant’s Share for such calendar year (in the manner provided above) and when the actual prorated Tenant’s Share for such calendar year is determined Landlord shall send a statement to Tenant and if such statements reveals that Tenant’s estimated payments for the prorated Tenant’s Share for such calendar year exceeded the actual prorated Tenant’s Share for such calendar year, Landlord shall include a check for that amount along with the statement. If the statement reveals that Tenant’s estimated payments for the prorated Tenant’s Share for such calendar year were less than the actual prorated Tenant’s Share for such calendar year, Tenant shall pay the shortfall to Landlord within thirty (30) days of the date Tenant receives Landlord’s statement.

(iii) If the Building is less than ninety-five percent (95%) occupied throughout calendar year 2005 or any other calendar year of the Term, then the actual Operating Expenses for such calendar year shall be increased to the amount of Operating Expenses which Landlord reasonably determines would have been incurred during such calendar year if the Building had been fully occupied throughout such calendar year.

14. Landlord’s Failure to Give Possession. Landlord shall not be liable for damages to Tenant for failure to deliver possession of the Premises to Tenant if such failure is due to no fault of Landlord, to the failure of any construction or remodeling of the Premises by Tenant to be completed or to the failure of any previous tenant to vacate the Premises. Landlord will use commercially reasonable efforts to give possession to Tenant by the scheduled Commencement Date of the Term. If Landlord’s failure to do so is caused by the act of any previous tenant holding over, Landlord agrees to use reasonable efforts to recover possession as soon as reasonably possible, including filing a customary dispossession action.

15. Acceptance and Waiver. Landlord shall not be liable to Tenant, its agents, employees, guests or invitees (and, if Tenant is an entity, its officers, agents, employees, guests or invitees) for any damage caused to any of them due to the Building or any part or appurtenances thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, from water rising from underground pipes or the ground, or from electricity, but Tenant, by moving into the Premises and taking possession thereof, shall accept, and shall be held to have accepted the Premises as suitable for the purposes for which the same are leased, and shall accept and shall be held to have accepted the Building and every appurtenances thereof, and Tenant by said act waives any and all defects therein; provided, however, that this Section shall not apply to any damages or injury caused by or resulting from the negligence or willful misconduct of Landlord.

16. Signs. A Building standard suite entry shall be installed on the door to the Premises or adjacent to the entry to the Premises, and the cost thereof shall be paid by Landlord. Otherwise, Tenant shall not paint or place signs, placards, or other advertisement of any character upon the windows or inside walls of the Premises except with the consent of Landlord which consent may be withheld by Landlord in its absolute discretion, and Tenant shall place no signs upon the outside walls, common areas or the roof of the Building. Provided Tenant continues to lease and occupy at least the Premises as set forth in this Lease (21,288 rentable square feet of space), Tenant, at Tenant’s expense (but subject to application of the Allowance (as hereinafter defined)) shall be entitled to have Tenant’s name on the exterior building monument sign. Tenant, at Tenant’s expense (but subject to application of the Allowance), shall also be entitled to have Tenant identified on a first floor sign in the Building that Landlord shall install.

17. Advertising. Landlord may advertise the Premises as being “For Rent” at any time following a default by Tenant which remains uncured and at any time within one hundred eighty (180) days prior to the expiration, cancellation or termination of this Lease for any reason and during any such periods may exhibit the Premises to prospective tenants.

18. Removal of Fixtures. If Tenant is not in default hereunder, Tenant may, prior to the expiration of the Term of this Lease, or any extension thereof, remove any trade fixtures and equipment which it has placed in the Premises which can be removed without significant damage to the Premises, provided Tenant repairs all damages to the Premises caused by such removal.

19. Entering Premises. Landlord may enter the Premises at reasonable hours provided that Landlord’s entry shall not unreasonably interrupt Tenant’s business operations and that prior notice is given when reasonably possible (and, if in the opinion of Landlord any emergency exists, at any time and without notice): (a) to make repairs, perform maintenance and provide other services described in Section 20 below (no prior notice is required to provide routine services) which Landlord is obligated to make to the Premises or the Building pursuant to the terms of this Lease or to the other premises within the Building pursuant to the leases of other tenants; (b) to inspect the Premises to see that Tenant is complying with all of the terms and conditions of this Lease and with the rules and regulations hereof; (c) to remove from the Premises any articles or signs kept or exhibited therein in violation of the terms hereof; (d) to run pipes, conduits, ducts, wiring, cabling or any other mechanical, electrical, plumbing or HVAC equipment through the areas behind the walls, below the floors or above the drop ceilings; and (e) to exercise any other right or perform any other obligation that Landlord has under this Lease. Landlord shall be allowed to take all material into and upon the Premises that may be required to make any repairs, improvements and additions, or any alterations, without in any way being deemed or held guilty of trespass and without constituting a constructive eviction of Tenant. The Rent reserved herein shall not abate while said repairs, alterations or additions are being made and Tenant shall not be entitled to maintain a set-off or counterclaim for damages against Landlord by reason of loss from interruption to the business of Tenant because of the prosecution of any such work. All such repairs, decorations, additions and improvements shall be done during ordinary business hours, or, if any such work is at the request of Tenant to be done during any other hours, the Tenant shall pay all overtime and other extra costs. In performing such work, Landlord shall use reasonable efforts to minimize disruption to Tenant’s operations in the Premises.

20. Services.

(a) The normal business hours of the Building shall be from 8:00 A.M. to 6:00 P.M. on Monday through Friday, and 8:00 A.M. to 1:00 P.M. on Saturday, exclusive of holidays reasonably designated by Landlord (“Building Holidays”). Initially and until further notice by Landlord to Tenant, the Building Holidays shall be: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving (and the day after Thanksgiving) and Christmas. Landlord shall furnish the following services during the normal business hours of the Building except as noted:

(i) Elevator service for passenger and delivery needs;

(ii) Air conditioning adequate to cool the Premises to a temperature of approximately 75 degrees Fahrenheit, dry bulb (+ or – 2 degrees) at a maximum relative humidity of 50% and heat adequate to warm the Premises to a temperature of approximately 70 degrees Fahrenheit, dry bulb with no humidity control, as necessary for outside temperatures as determined by ASHRAE Summer and Winter Comfort Zones, subject to governmental regulations;

(iii) Hot and cold running water for all restrooms and lavatories;

(iv) Soap, paper towels, and toilet tissue for public restrooms;

(v) Janitorial service Monday through Friday, in keeping with the standards generally maintained in similar office buildings in the metropolitan area in which the Project is located;

(vi) Custodial, electrical and mechanical maintenance services are provided Monday through Friday;

(vii) Electric power for lighting and outlets not in excess of a total of 3.5 watts per useable square foot of the Premises at 100% connected load;

(viii) Replacement of Building standard lamps and ballasts as needed;

(ix) Repairs and maintenance as described in Section 10 of this Lease; and

(x) General management, including supervision, inspections, recordkeeping, accounting, leasing and related management functions.

(xi) Subject to Building security procedures and to emergency conditions, access to the Premises at all times.

(b) The services provided in subparagraph (a) herein, and the amount of Rent prescribed herein are predicated on and are in anticipation of certain usage of the Premises by Landlord as follows:

(i) Air conditioning design is based on sustained outside temperatures being no higher and no lower than the outside temperatures for the weather station closest to the Building as set forth in the 2001 ASHRAE Fundamentals Handbook, Chapter 27, Climatic Design Information, Tables 1A and 1B for Heating and Cooling Design Conditions (89% Heating Dry Bulb Column 2b, and 1% Cooling Dry Bulb/Mean Coincident Wet Bulb Columns 2c and 2d), with sustained occupancy of the Premises by no more than four (4) persons per 1,000 useable square feet of floor area (or the maximum occupancy permitted pursuant to applicable laws or codes, whichever is less) and heat generated by electrical lighting and fixtures not to exceed 3.5 watts per useable square foot.

(ii) Tenant shall have no right to any services in excess of those provided herein. If Tenant uses services in an amount or for a period in excess of that provided for herein, then Landlord reserves the right to: charge Tenant as Additional Rent hereunder a reasonable sum as reimbursement for the direct cost of such added services; charge Tenant for the cost of any additional equipment or facilities or modifications thereto, necessary to provide the additional services if requested by Tenant in writing; and/or to discontinue providing such excess services to Tenant. Landlord shall also have the right to charge Tenant a reasonable administrative charge if the electricity or water services for the Premises are separately metered. The current after-hours heating and air conditioning charge is $30.00 per hour.

(c) Landlord shall not be liable for any damages directly or indirectly resulting from the interruption in any of the services described above, nor shall any such interruption entitle Tenant to any abatement of Rent or any right to terminate this Lease. Landlord shall use all reasonable efforts to furnish uninterrupted services as required above. Notwithstanding anything to the contrary in this Section 20, if an interruption of water, sewer, electrical or heating, ventilating or air-conditioning service to the Premises continues for more than five (5) consecutive business days, rendering all or a material portion of the Premises untenantable, Tenant shall be entitled to an equitable abatement of rent with respect to such continuing period and to the extent the Premises are thereby rendered untenantable.

21. Indemnities. Tenant does hereby indemnify and save harmless Landlord against all claims for damages to persons or property which are caused anywhere in the Building or on the Property by the negligence or willful misconduct of Tenant, its agents or employees or which occur in the Premises (or arise out of actions taking place in the Premises) unless such damage is caused by the negligence or willful misconduct of Landlord, its agents, or employees. Landlord does hereby indemnify and hold Tenant harmless against all claims for damage to persons or property if caused by the negligence or willful misconduct of Landlord, its agents or employees. The indemnities set forth hereinabove shall include the obligation to pay reasonable expenses incurred by the indemnified party, including, without limitation, reasonable, actually incurred attorney’s fees. The indemnities contained herein shall be subject to the waivers contained in Section 22(d) below.

22. Tenant’s Insurance; Waivers.

(a) Tenant further covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

(i) Commercial General and Umbrella Liability Insurance covering the Premises and Tenant’s use thereof against claims for personal injury or death, property damage and product liability occurring upon, in or about the Premises, such insurance to be written on an occurrence basis (not a claims made basis), with a limit for each occurrence not less than $3,000,000 and to have general aggregate limits of not less than $5,000,000 for each policy year. The insurance coverage required under this Section 22(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 21 and, if necessary, the policy shall contain a contractual endorsement to that effect. The general aggregate limits under the Commercial General Liability (CGL) insurance policy or policies must apply separately to the Premises and to Tenant’s use thereof (and not to any other location or use of Tenant) and, if necessary, such policy shall contain an endorsement to that effect. CGL insurance shall be written on ISO occurrence form CG 00 01 01 96 (or a substitute form providing equivalent or better coverage). The certificate of insurance evidencing the Commercial General Liability form of policy shall specify all endorsements required herein, shall name all additional insureds required by Section 22(b) below and shall specify on the face thereof that the limits of such policy applies separately to the Premises.

(ii) Commercial all risk property insurance covering all of the items included in Tenant’s leasehold improvements, heating, ventilating and air conditioning equipment maintained by Tenant, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, and alterations, additions or changes made by Tenant pursuant to Section 12, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the ISO Causes of Loss—Special Form insurance policy (or substitute form providing, in Landlord’s reasonable discretion, equivalent or better coverage), together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds from such insurance shall be held in trust by Tenant’s insurance company for the repair, construction and restoration or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Section 28 of this Lease. The certificate of insurance evidencing such coverage which is delivered by Tenant pursuant to Section 22(b) below shall designate Landlord and Wells Management, Inc. as loss payee as their interests may appear with respect to the Building, all leasehold improvements, heating, ventilating and air-conditioning equipment and all fixtures (other than Tenant’s trade fixtures).

(iii) Workers’ Compensation and Employer’s Liability insurance affording statutory coverage and containing statutory limits with the Employer’s Liability portion thereof to have minimum limits of $500,000.00.

(iv) Business Interruption Insurance equal to not less than $600,000.00 of the estimated annual gross earnings (as defined in the standard form of business interruption insurance provision) of Tenant generated from or through the Premises for its most recent fiscal year, which insurance shall be issued on an “all risks” basis (or its equivalent).

(v) Automobile (and if necessary, commercial umbrella) liability insurance with a limit of not less than $1,000,000 for each accident. Such insurance shall insure liability arising out of any automobiles used in connection with Tenant’s business (including owned, hired, leased and non-owned automobiles).

(b) All policies of the insurance provided for in Section 22(a) shall be issued in form reasonably acceptable to Landlord by insurance companies with a rating and financial size of not less than A-X in the most current available “Best’s Insurance Reports”, and licensed to do business in the state in which Landlord’s Building is located. Landlord, in its sole discretion, shall be permitted to temporarily waive or accept alternative coverages for Tenant’s insurance as required by the terms of this Section 22. Each and every such policy:

(i) shall name Landlord and Wells Management, Inc. as an additional insured (as well as any mortgagee of Landlord and any other party reasonably designated by Landlord) and the coverage in item (a)(ii) shall also name Landlord as loss payee as its interest may appear with respect to all leasehold improvements, heating, ventilating and air-conditioning equipment and fixtures (other than Tenant’s trade fixtures).

(ii) shall be evidenced by a certificate thereof which shall be delivered to each of Landlord and any such other parties in interest within thirty (30) days after delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

(iii) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

(iv) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

(c) Any insurance provided for in Section 22(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that:

(i) Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured thereunder as its interest may appear;

(ii) the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance;

(iii) any such policy or policies [except any covering the risks referred to in Section 22(a)(i)] shall specify therein (or Tenant shall furnish Landlord with a written statement from the insurers under such policy specifying) the amount of the total insurance allocated to the Tenant’s improvements and property more specifically detailed in Section 22(a); and

(iv) the requirements set forth in this Section 22 are otherwise satisfied.

(d) Notwithstanding anything to the contrary set forth hereinabove, Landlord and Tenant do hereby waive any and all claims against one another for damage to or destruction of real or personal property to the extent such damage or destruction can be covered by an ISO Causes of Loss—Special Form property insurance of the type described in Section 22(a)(ii) above. The party whose property is damaged shall also be responsible for the payment of any deductible amounts required to be paid under the applicable ISO Causes of Loss—Special Form property insurance carried by such party. These waivers shall apply if the damage would have been covered by a customary ISO Causes of Loss—Special Form property insurance policy, even if the party fails to obtain such coverage. The intent of this provision is that each party shall look solely to its insurance with respect to property damage or destruction which can be covered by ISO Causes of Loss—Special Form property insurance of the type described in Section 22(a)(ii).

To further effectuate the provisions of this Section 22(d), Landlord and Tenant both agree to provide copies of this Lease (and in particular, these waivers) to their respective insurance carriers and to require such insurance carriers to waive all rights of subrogation against the other party with respect to property damage covered by the applicable ISO Causes of Loss—Special Form property insurance policy.

(e) Tenant acknowledges and agrees that any contractors (and subcontractors of any tier) hired by Tenant to do work in the Premises will be required to carry sufficient insurance coverage insuring the contractor (or subcontractor), Tenant and Landlord with such terms as Landlord reasonably requests, and Tenant shall provide certificates of such insurance to Landlord prior to commencing any work in the Premises.

23. Governmental Requirements. Tenant shall, at its own expense, promptly comply with all requirements of any legally constituted governmental or public authority made necessary by reason of Tenant’s occupancy of the Premises, including, without limitation, the Americans with Disabilities Act; provided, however, Tenant shall not be responsible for any costs to alter the Premises to conform with any such requirement that was in effect prior to the Commencement Date. Landlord shall have responsibility for any required compliance of the common areas of the Building, and the Premises to the extent Tenant is not so obligated under this Section 23, with applicable laws, rules or regulations, including any costs to alter the Premises to conform to any such requirement that was in effect prior to the Commencement Date.

24. Abandonment of Premises. Tenant agrees not to abandon or vacate the Premises during the Term of this Lease. If Tenant does abandon or vacate the Premises for more than ninety (90) days, Landlord may terminate this Lease, by written notice to Tenant at any time prior to Tenant reoccupying the Premises, but such termination shall not entitle Landlord to pursue any other remedies unless an uncured Event of Default then exists, in which case Landlord may pursue any and all remedies provided by this Lease, at law or in equity.

25. Assignment and Subletting.

(a) Tenant may not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed by Landlord, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. In the event that Tenant is a corporation or entity other than an individual, any transfer of a majority or controlling interest in Tenant (whether by stock transfer, merger, operation of law or otherwise) shall be considered an assignment for purposes of this paragraph and shall require Landlord’s prior written consent. Consent to one assignment or sublease shall not waive this provision, and all later assignments and subleases shall likewise be made only upon the prior written consent of Landlord. Tenant shall reimburse Landlord for its legal and administrative costs in reviewing any such proposed assignment or sublease which shall not exceed $2,500.00. Subtenants or assignees shall become liable to Landlord for all obligations of Tenant hereunder with respect to the space covered by such sublease or assignment, without relieving Tenant’s liability hereunder and, in the event of any default by Tenant under this Lease, Landlord may, at its option, but without any obligation to do so, elect to treat such sublease or assignment as a direct Lease with Landlord and collect rent directly from the subtenant. In addition, upon any request by Tenant for Landlord’s consent to an assignment or sublease, Landlord may elect to terminate this Lease and recapture all of the Premises (in the event of an assignment request) or the applicable portion of the Premises (in the event of a subleasing request); provided, however, if Landlord notifies Tenant that Landlord elects to exercise this recapture right, Tenant may, within five (5) business days of its receipt of Landlord’s notice, notify Landlord that Tenant withdraws its request to sublease or assign, in which case Tenant shall continue to lease all of the Premises, subject to the terms of this Lease and Landlord’s recapture notice shall be null and void. If Tenant desires to assign or sublease, Tenant must provide written notice to Landlord describing the proposed transaction in reasonable detail and providing all documentation (including detailed financial information for the proposed assignee or subtenant) reasonably necessary to let Landlord evaluate the proposed transaction. Landlord shall deliver notice to Tenant within twenty (20) days of its receipt of such notice whether Landlord elects to exercise its recapture right and, if not, whether Landlord consents to the requested assignment or sublease. If Landlord fails to respond within such twenty (20) day period, Landlord will be deemed not to have elected to recapture and not to have consented to the assignment or sublease. If Landlord does consent to any assignment or sublease request and the assignee or subtenant pays to Tenant an amount in excess of the Rent due under this Lease (after deducting Tenant’s reasonable, actual expenses in obtaining such assignment or sublease, amortized in equal monthly installments over the then remainder of the Term), Tenant shall pay 50% of such excess to Landlord as and when the monthly payments are received by Tenant.

(b) Notwithstanding the foregoing provisions of this Section 25, such consent of Landlord shall not be necessary or required in connection with any assignment or subletting to any firm, person, corporation, partnership or other entity (an “Affiliate”), now or hereafter directly or indirectly in control of, controlled by or under common control with Tenant, or indirectly in control of, controlled by or under common control with Tenant, or which or with which Tenant shall merge or consolidate or to which Tenant shall transfer substantially all its assets (collectively, an “Affiliate Transfer”), provided that Tenant shall remain liable for performance of its obligations hereunder and, if Tenant shall not survive any such Affiliate Transfer as a separate, on-going business entity, the then creditworthiness and net worth of any successor to Tenant is at least equal to the then creditworthiness and net worth of Tenant. Tenant shall provide to Landlord at least ten (10) business days prior written notice of any proposed Affiliate Transfer, including information regarding the creditworthiness and net worth of the proposed transferee.

(c) In any context herein in which Landlord’s consent to a proposed assignment or subletting pursuant to this Section 25 is not to be unreasonably withheld, such consent shall be deemed to be reasonably withheld if, in Landlord’s reasonable judgment, any of the following conditions exist:

(i) the proposed assignee or subtenant intends to use any part of the Premises for the operation of a retail business or for a purpose not permitted under this Lease; or

(ii) the use of the Premises or the Building by the proposed assignee or subtenant would, in Landlord’s reasonable judgment, significantly increase the pedestrian traffic in and out of the Building, or would require material or substantial alterations to the Building, Premises or Project in order to comply with applicable laws; or

(iii) the proposed use by such subtenant or assignee would result in a violation of an exclusive right granted to another tenant in the Building, or require rezoning or a zoning variance; or

(iv) the proposed subtenant or assignee is a governmental agency; or

(v) the business and operations of the proposed assignee or subtenant are inconsistent with the then current maintenance of the Building, and/or would be incompatible with the businesses and operations being conducted by other tenants in the Building; or

(vi) the proposed use by such subtenant or assignee could create a condition that is dangerous to persons or property (e.g. a foreign consulate) or could create an atmosphere or condition that could be disruptive to the operation of the Building (e.g. an abortion or methadone clinic), or could create substantially heavier volumes of traffic in the Project than the Project was designed for; or

(vii) as a result of an increased number of people to be officed in the space proposed for sublease or assignment, the efficiency of the Premises’ HVAC system would be materially diminished; or

(viii) with respect to a sublease, Tenant proposes to demise the sublease space in a commercially unreasonable manner (e.g. in a configuration that would not be readily leaseable at the end of the Term) and does not provide Landlord with additional security in an amount equal to all reasonably anticipated restoration costs.

26. Default. If Tenant shall default in the payment of Rent herein reserved when due and fails to cure such default within five (5) business days after written notice of such default is received by Tenant from Landlord; or if Tenant shall be in default in performing any of the terms or provisions of this Lease other than the provisions requiring the payment of Rent, and fails to cure such default within thirty (30) days after Tenant’s receipt of written notice of such default from Landlord [or, if such default cannot be cured within thirty (30) days, Tenant shall not be in default if Tenant promptly commences and diligently proceeds the cure to completion as soon as possible and in all events within ninety (90) days]; or if Tenant is adjudicated a bankrupt; or if a permanent receiver is appointed for Tenant’s Property and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the Rent or any part thereof, is, or is proposed to be, reduced or payment thereof deferred; or if Tenant’s effects should be levied upon or attached and such levy or attachment is not satisfied or dissolved within thirty (30) days after written notice is delivered to Tenant by Landlord to obtain satisfaction thereof; or, if Tenant is an individual, in the event of the death of the individual and the failure of the executor, administrator or personal representative of the estate of the deceased individual to have assigned the Lease within three (3) months after the death to an assignee approved by Landlord; then, and in any of said events, Landlord, at its option, may exercise any or all of the remedies set forth in Section 27 below.

27. Remedies. Upon the occurrence of any default set forth in Section 26 above which is not cured by Tenant within the applicable cure period provided therein, if any, Landlord may exercise all or any of the following remedies:

(a) terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date specified in such notice and all rights of Tenant under this Lease shall expire and terminate as of such date, Tenant shall remain liable for all obligations under this Lease up to the date of such termination and Tenant shall surrender the Premises to Landlord on the date specified in such notice, and if Tenant fails to so surrender, Landlord shall have the right, without notice, to enter upon and take possession of the Premises and to expel and remove Tenant and its effects without being liable for prosecution or any claim of damages therefor;

(b) terminate this Lease as provided in the immediately preceding subsection and recover from Tenant all damages Landlord may incur by reason of Tenant’s default, including without limitation, the then present value of (i) the total Rent which would have been payable hereunder by Tenant for the period beginning with the day following the date of such termination and ending with the Expiration Date of the term as originally scheduled hereunder, minus (ii) the aggregate reasonable rental value of the Premises (including base rental and reimbursement for expenses) for the same period (as determined by a real estate broker licensed in the state where the Project is located, who has at least ten (10) years experience, immediately prior to the date in question evaluating commercial office space, taking into account all relevant factors including, without limitation, the length of the remaining Term, the then current market conditions in the general area, the likelihood of reletting for a period equal to the remainder of the Term, net effective rates then being obtained by landlords for similar type space in similar buildings in the general area, vacancy levels in the general area, current levels of new construction in the general area and how that would affect vacancy and rental rates during the period equal to the remainder of the Term and inflation), plus (iii) the costs of recovering the Premises, and all other expenses incurred by Landlord due to Tenant’s default, including, without limitation, reasonable attorneys’ fees, plus (iv) the unpaid Rent earned as of the date of termination, plus interest, all of which sum shall be immediately due and payable by Tenant to Landlord;

(c) without terminating this Lease, and without notice to Tenant, Landlord may in its own name, but as agent for Tenant enter into and take possession of the Premises and re-let the Premises, or a portion thereof, as agent of Tenant, upon any terms and conditions as Landlord may deem necessary or desirable. Landlord shall have no obligation to attempt to re-let the Premises or any part thereof. Upon any such re-letting, all rentals received by Landlord from such re-letting shall be applied first to the costs incurred by Landlord in accomplishing any such re-letting, and thereafter shall be applied to the Rent owed by Tenant to Landlord during the remainder of the term of this Lease and Tenant shall pay any deficiency between the remaining Rent due hereunder and the amount received by such re-letting as and when due hereunder;

(d) allow the Premises to remain unoccupied and collect Rent from Tenant as it becomes due; or

(e) pursue such other remedies as are available at law or in equity.

28. Destruction or Damage.

(a) If the Building or the Premises are totally destroyed by storm, fire, earthquake, or other casualty, or damaged to the extent that, in Landlord’s reasonable opinion the damage cannot be restored within one hundred eighty (180) days of the date Landlord provides Tenant written notice of Landlord’s reasonable estimate of the time necessary to restore the damage, or if the damage is not covered by standard ISO Causes of Loss—Special Form property insurance, or if the Landlord’s lender requires that the insurance proceeds be applied to its loan, Landlord or Tenant shall have the right to terminate this Lease effective as of the date of such destruction or damage by written notice to the other on or before sixty (60) days following Landlord’s notice described in the next sentence and Rent shall be accounted for as between Landlord and Tenant as of that date. Landlord shall provide Tenant with notice within sixty (60) days following the date of the damage of the estimated time needed to restore, whether the loss is covered by Landlord’s insurance coverage and whether or not Landlord’s lender requires the insurance proceeds be applied to its loan.

(b) If the Premises are damaged by any such casualty or casualties but Landlord or Tenant is not entitled to or does not terminate this Lease as provided in subparagraph (a) above, this Lease shall remain in full force and effect, Landlord shall notify Tenant in writing within ninety (90) days of the date of the damage that the damage will be restored (and will include Landlord’s good faith estimate of the date the restoration will be complete), in which case Rent shall abate as to any portion of the Premises which is not usable, and Landlord shall restore the Premises to substantially the same condition as before the damage occurred as soon as practicable, whereupon full Rent shall recommence.

(c) Notwithstanding anything to the contrary herein, Rent shall be abated on any part or all of the Premises which is not usable by Tenant as a result of any such casualty or casualties from the date thereof until restoration as described above.

29. Eminent Domain. If the whole of the Building or Premises, or such portion thereof as will make the Building or Premises unusable in the reasonable judgment of Landlord for their intended purposes, is condemned or taken by any legally constituted authority for any public use or purpose, then in either of said events, Landlord may terminate this Lease by written notice to Tenant and the Term hereby granted shall cease from that time when possession thereof is taken by the condemning authorities, and Rent shall be accounted for as between Landlord and Tenant as of that date. If a portion of the Building or Premises is so taken, but not such amount as will make the Premises unusable in the reasonable judgment of Landlord for the purposes herein leased, or if Landlord elects not to terminate this Lease, this Lease shall continue in full force and effect and the Rent shall be reduced prorata in proportion to the amount of the Premises so taken. Tenant shall have no right or claim to any part of any award made to or received by Landlord for such condemnation or taking, and all awards for such condemnation or taking shall be made solely to Landlord. Tenant shall, however, have the right to pursue any separate award that does not reduce the award to which Landlord is entitled.

30. Service of Notice. Except as otherwise provided by law, Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, the person in charge of or occupying the Premises at the time of such proceeding or notice; and if no person be in charge or occupying the Premises, then such service may be made by attaching the same to the front entrance of the Premises.

31. Mortgagee’s Rights.

(a) Tenant agrees that this Lease shall be subject and subordinate (i) to any mortgage, deed of trust, deed to secure debt or other security interest now encumbering the Property and to all advances which may be hereafter made, to the full extent of all debts and charges secured thereby and to all renewals or extensions of any part thereof, and to any mortgage, deed of trust, deed to secure debt or other security interest which any owner of the Property may hereafter, at any time, elect to place on the Property; (ii) to any assignment of Landlord’s interest in the leases and rents from the Building or Property which includes the Lease which now exists or which any owner of the Property may hereafter, at any time, elect to place on the Property; and (iii) to any Uniform Commercial Code Financing Statement covering the personal property rights of Landlord or any owner of the Property which now exists or any owner of the Property may hereafter, at any time, elect to place on the foregoing personal property (all of the foregoing instruments set forth in (i), (ii) and (iii) above being hereafter collectively referred to as “Security Documents”). Tenant agrees upon request of the holder of any Security Documents (“Holder”) to hereafter execute any documents which the counsel for Landlord or Holder may deem necessary to evidence the subordination of the Lease to the Security Documents. If Tenant fails to execute any such requested documents, Landlord or Holder is hereby empowered to execute such documents in the name of Tenant evidencing such subordination, as the act and deed of Tenant, and this authority is hereby declared to be coupled with an interest and not revocable. As to any future Holder of a Security Document, Landlord, at Tenant’s request, shall request such Holder to provide a non-disturbance agreement for the benefit of Tenant and shall endeavor to obtain such agreement. Landlord represents to Tenant that, as of the date of this Lease, there are no existing mortgages, deeds of trust, deeds to secure debt, or other security interests encumbering the interests of Landlord in the Property.

(b) In the event of a foreclosure pursuant to any Security Documents, Tenant shall at the election of the Landlord, thereafter remain bound pursuant to the terms of this Lease as if a new and identical Lease between the purchaser at such foreclosure (“Purchaser”), as landlord, and Tenant, as tenant, had been entered into for the remainder of the Term hereof and Tenant shall attorn to the Purchaser upon such foreclosure sale and shall recognize such Purchaser as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of Holder, any instrument or certificate that may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment.

(c) If the Holder of any Security Document or the Purchaser upon the foreclosure of any of the Security Documents shall succeed to the interest of Landlord under the Lease, such Holder or Purchaser shall have the same remedies, by entry, action or otherwise for the non-performance of any agreement contained in the Lease, for the recovery of Rent or for any other default or event of default hereunder that Landlord had or would have had if any such Holder or Purchaser had not succeeded to the interest of Landlord. Any such Holder or Purchaser which succeeds to the interest of Landlord hereunder, shall not be (a) liable for any act or omission of any prior Landlord (including Landlord); or (b) subject to any offsets or defenses which Tenant might have against any prior Landlord (including Landlord); or (c) bound by any Rent which Tenant might have paid for more than the current month to any prior Landlord (including Landlord); or (d) bound by any amendment or modification of the Lease made without its consent.

(d) Tenant hereby acknowledges that if the interest of Landlord hereunder is covered by an assignment of Landlord’s interest in Lease, Tenant shall pay all Rent due and payable under the Lease directly to the Holder of the assignment of Landlord’s interest in Lease upon notification of the exercise of the rights thereunder by the Holder thereof.

(e) Notwithstanding anything to the contrary set forth in this Section 31, the Holder of any Security Documents shall have the right, at any time, to elect to make this Lease superior and prior to its Security Document. No documentation, other than written notice to Tenant, shall be required to evidence that the Lease has been made superior and prior to such Security Documents, but Tenant hereby agrees to execute any documents reasonably requested by Landlord or Holder to acknowledge that the Lease has been made superior and prior to the Security Documents.

32. Tenant’s Estoppel. Tenant shall, from time to time, upon not less than ten (10) business days after delivery of written request by Landlord, execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the Rent has been paid, that Tenant is not in default hereunder and has no offsets or defenses against Landlord under this Lease, whether or not to the best of Tenant’s knowledge Landlord is in default hereunder (and if so, specifying the nature of the default), and other matters reasonably requested by Landlord concerning the status of the Lease and the Premises, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord’s interest or by a mortgagee of Landlord’s interest or assignee of any security deed upon Landlord’s interest in the Premises.

33. Attorney’s Fees and Homestead. If Landlord exercises any of the remedies provided to Landlord under this Lease as a result of Tenant’s failure to comply with its obligations, or if Landlord brings any action to enforce its rights under this Lease, Tenant shall be obligated to reimburse Landlord, on demand, for all costs and expenses, including reasonable attorneys’ fees and court costs, incurred in connection therewith. If Tenant initiates suit against Landlord to enforce its rights hereunder or for violation of this Lease, and Tenant substantially prevails in such suit, Landlord shall be obligated to reimburse Tenant, on demand, for Tenant’s costs and expenses, including reasonable attorneys’ fees and court costs in connection therewith.

34. Parking. No rights to specific parking spaces are granted under this Lease; however, subject to Landlord’s rights pursuant to the remainder of this Section 34, Tenant shall be entitled to use up to four (4) spaces per each 1,000 rentable square feet of space in the Premises as it is constituted from time to time (85 total spaces initially and thereafter as adjusted if Space A and/or Space B as defined in Special Stipulation 3 of Exhibit “D” are hereafter leased by Tenant) in the parking facilities located on the Property. All parking spaces provided to Tenant shall be unreserved and are to be used by Tenant, its employees and invitees in common with the other tenants of the Building and their employees and invitees. Landlord reserves the right to build improvements upon, reduce the size of, relocate, reconfigure, eliminate, and/or make alterations or additions to such parking facilities at any time, provided Tenant at all times has access to at least four (4) spaces per each 1,000 rentable square feet of space in the Premises. The use of the parking spaces is provided by Landlord to Tenant without additional charge.

35. Storage. If Landlord makes available to Tenant any storage space outside the Premises, anything stored therein shall be wholly at the risk of Tenant, and Landlord shall have no responsibility or liability for the items stored therein.

36. Waste Disposal.

(a) All normal trash and waste (i.e., waste that does not require special handling pursuant to subparagraph (b) below) shall be disposed of through the janitorial service.

(b) Tenant shall be responsible for the removal and disposal of any waste deemed by any governmental authority having jurisdiction over the matter to be hazardous or infectious waste or waste requiring special handling, such removal and disposal to be in accordance with any and all applicable governmental rules, regulations, codes, orders or requirements. Tenant agrees to separate and mark appropriately all waste to be removed and disposed of through the janitorial service pursuant to (a) above and hazardous, infectious or special waste to be removed and disposed of by Tenant pursuant to this subparagraph (b). Tenant hereby indemnifies and holds harmless Landlord from and against any loss, claims, demands, damage or injury Landlord may suffer or sustain as a result of Tenant’s failure to comply with the provisions of this subparagraph (b).

37. Surrender of Premises. Whenever under the terms hereof Landlord is entitled to possession of the Premises, Tenant at once shall surrender the Premises and the keys thereto to Landlord in the same condition as on the Commencement Date hereof, natural wear and tear only excepted, and Tenant shall remove all of its personalty therefrom and shall, if directed to do so by Landlord, remove all improvements (including cabling) and restore the Premises to its original condition prior to the construction of any improvements which have been made therein by or on behalf of Tenant after the Commencement Date. Notwithstanding anything to the contrary herein, Tenant, in its discretion, shall not remove the back-up generator described under Article VIII of the Work Letter attached as Exhibit ”B” upon the expiration of this Lease. Landlord may forthwith re-enter the Premises and repossess itself thereof and remove all persons and effects therefrom, using such force as may be necessary without being guilty of forcible entry, detainer, trespass or other tort. Tenant’s obligation to observe or perform these covenants shall survive the expiration or other termination of the Term of this Lease. If the last day of the Term of this Lease or any renewal falls on Sunday or a legal holiday, this Lease shall expire on the business day immediately preceding.

38. Cleaning Premises. Upon vacating the Premises, Tenant agrees to return the Premises to Landlord broom clean and in the same condition when Tenant’s possession commenced, natural wear and tear and casualty excepted, regardless of whether any Security Deposit (as defined in Section 44 below) has been forfeited.

39. No Estate In Land. This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a usufruct, not subject to levy or sale, and not assignable by Tenant except with Landlord’s consent.

40. Cumulative Rights. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative but not restrictive to those given by law.

41. Paragraph Titles; Severability. The paragraph titles used herein are not to be considered a substantive part of this Lease, but merely descriptive aids to identify the paragraph to which they refer. Use of the masculine gender includes the feminine and neuter, and vice versa, where necessary to impart contextual continuity. If any paragraph or provision herein is held invalid by a court of competent jurisdiction, all other paragraphs or severable provisions of this Lease shall not be affected thereby, but shall remain in full force and effect.

42. Damage or Theft of Personal Property. All personal property brought into the Premises shall be at the risk of the Tenant only and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any acts of co-tenants, or other occupants of the Building, or any other person, except, with respect to damage to the Premises, as may be occasioned by the negligent or willful act of the Landlord, its employees and agents.

43. Holding Over. In the event Tenant remains in possession of the Premises after the expiration of the Term hereof, or of any renewal term, with Landlord’s written consent, Tenant shall be a tenant at will and such tenancy shall be subject to all the provisions hereof, except that the monthly rental shall be at 150% of the monthly Base Rent payable hereunder upon such expiration of the Term hereof, or of any renewal term. In the event Tenant remains in possession of the Premises after the expiration of the Term hereof, or any renewal term, without Landlord’s written consent, Tenant shall be a tenant at sufferance and may be evicted by Landlord without any notice, but Tenant shall be obligated to pay rent for such period that Tenant holds over without written consent at the same rate provided in the previous sentence and shall also be liable for any and all other damages Landlord suffers as a result of such holdover including, without limitation, the loss of a prospective tenant for such space. There shall be no renewal of this Lease by operation of law or otherwise. Nothing in this Section shall be construed as a consent by Landlord for any holding over by Tenant after the expiration of the Term hereof, or any renewal term.

44. Security Deposit. On the date of execution of this Lease, Tenant shall pay Landlord the sum of Twenty Five Thousand Five Hundred Twenty and 83/100 Dollars ($25,520.83) (hereinafter referred to as “Security Deposit”) as evidence of good faith on the part of Tenant in the fulfillment of the terms of this Lease, which shall be held by the Landlord during the Term of this Lease, or any renewal thereof. Under no circumstances will Tenant be entitled to any interest on the Security Deposit. The Security Deposit may be used by Landlord, at its discretion, to apply to any amount owing to Landlord hereunder, or to pay the expenses of repairing any damage to the Premises, except natural wear and tear occurring from normal use of the Premises, which exists on the day Tenant vacates the Premises, but this right shall not be construed to limit Landlord’s right to recover additional sums from Tenant for damages to the Premises. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand, in immediately available funds, the amount so applied in order to restore the Security Deposit to its original amount. In addition to any other rights available to Landlord hereunder, the Security Deposit shall be forfeited in any event if Tenant fails to occupy the Premises as Tenant for the full original term of this Lease, or if this Lease should for any reason whatsoever be terminated prior to the normal Expiration Date of the original term, or of any renewal thereof. If there are no payments to be made from the Security Deposit as set out in this paragraph, or if there is any balance of the Security Deposit remaining after all payments have been made, the Security Deposit, or such balance thereof remaining, will be refunded to the Tenant within thirty (30) days after fulfillment by Tenant of all obligations hereunder. In no event shall Tenant be entitled to apply the Security Deposit to any Rent due hereunder. In the event of an act of bankruptcy by or insolvency of Tenant, or the appointment of a receiver for Tenant or a general assignment for the benefit of Tenant’s creditors, then the Security Deposit shall be deemed immediately assigned to Landlord. The right to retain the Security Deposit shall be in addition and not alternative to Landlord’s other remedies under this Lease or as may be provided by law and shall not be affected by summary proceedings or other proceedings to recover possession of the Premises. Upon sale or conveyance of the Building, Landlord may transfer or assign the Security Deposit to any new owner of the Premises, and upon such transfer, and so long as the new owner has assumed liability for the Security Deposit in writing, all liability of Landlord for the Security Deposit shall terminate. Landlord shall be entitled to commingle the Security Deposit with its other funds.

45. Building Allowance and Tenant Finishes.

(a) Landlord will provide to Tenant an allowance (“Allowance”) of up to $25.00 per rentable square foot contained within the Premises (based on 21,288 square feet) to be applied to the cost of the Work and Additional Work described in Exhibit “B” (including any fees of the Architect, the Engineer, any other architects or engineers, Landlord’s Construction Manager and Landlord’s contractors and subcontractors). To the extent any portions of the Allowance remain after all costs of the Work and Additional Work have been paid in full, Tenant shall be permitted to apply such remainder of the Allowance to costs incurred by Tenant for voice and data cabling expenses in the Premises and signage expenses, or, at Tenant’s option, as a credit against Base Rent due under this Lease. Tenant and Landlord agree that all costs of the Work and Additional Work in excess of such Allowance which are requested by Tenant and approved by Landlord shall be paid by Tenant to Landlord as follows: twenty-five (25%) percent of Tenant’s estimated costs prior to the commencement of the Work, fifty percent (50%) of Tenant’s estimated costs within five (5) business days after Tenant’s receipt of Landlord’s notice that fifty percent (50%) of the Work is complete and the balance of actual costs upon substantial completion and prior to occupancy. The amount due for each installment shall be set forth in a written invoice from Landlord. Should Tenant fail to pay for such excess costs when due as herein provided, such amount due shall accrue interest at the rate of one and one-half (1 1/2%) percent per month or fraction thereof from the date such payment is due until paid (Annual Percentage Rate—18%) and the failure to pay such amount when due shall be a default, subject to the provisions of Section 26.

(b) The Work Letter attached hereto as Exhibit “B” is hereby made a part of this Lease, and its provisions shall control in the event of a conflict with the provisions contained in this Lease.

46. Rules and Regulations. The rules and regulations in regard to the Building, annexed hereto, and all reasonable rules and regulations which Landlord may hereafter, from time to time, adopt and promulgate for the government and management of said Building, and which shall be uniformly applicable to all tenants in the Building, are hereby made a part of this Lease and shall, during the said term, be observed and performed by Tenant, his agents, employees and invitees.

47. Quiet Enjoyment. Tenant, upon payment in full of the required Rent and full performance of the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the term hereof. Landlord shall not be responsible for the acts or omissions of any other tenant, Tenant or third party (other than a claim by such other tenant or third party for possession of any portion of the Premises) that may interfere with Tenant’s use and enjoyment of the Premises. Landlord shall use commercially reasonable efforts to enforce any applicable provisions of its leases with other tenants in the Building if the actions of such other tenants violate such tenants’ leases and interfere with Tenant’s rights under the first sentence of this Section 47.

48. Entire Agreement. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

49. Limitation of Liability. Landlord’s obligations and liability with respect to this Lease shall be limited solely to Landlord’s interest in the Building, as such interest is constituted from time to time, and neither Landlord nor any partner of Landlord, or any officer, director, shareholder, or partner of any partner of Landlord, shall have any personal liability whatsoever with respect to this Lease. No owner of the Property, whether or not named herein, shall have liability hereunder after it ceases to hold title to the Property.

50. Submission of Agreement. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to acquire a right of entry. This Lease is not binding or effective until execution by and delivery to both Landlord and Tenant.

51. Authority. If Tenant executes this Lease as a corporation, limited partnership, limited liability company or any other type of entity, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly organized and validly existing corporation, limited partnership, limited liability company or other type of entity, that Tenant is qualified to do business in the state where the Project is located, that Tenant has full right, power and authority to enter into this Lease, and that each person signing on behalf of Tenant is authorized to do so. Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing representations and warranties.

52. Relocation. [INTENTIONALLY OMITTED.]

53. Broker Disclosure. Grubb & Ellis\Harrison & Bates, a real estate broker licensed in the State of Virginia, has acted as agent for Landlord in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. CB Richard Ellis, Inc., a real estate broker licensed in the State of Virginia, has acted as agent for Tenant in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. Landlord represents that it has dealt with no other broker other than the broker(s) identified herein. Landlord agrees that, if any other broker makes a claim for a commission based upon the actions of Landlord, Landlord shall indemnify, defend and hold Tenant harmless from any such claim. Tenant represents that it has dealt with no broker other than the broker(s) identified herein. Tenant agrees that, if any other broker makes a claim for a commission based upon the actions of Tenant, Tenant shall indemnify, defend and hold Landlord harmless from any such claim. Tenant will cause its broker to execute a customary lien waiver, adequate under the law of the state where the Project is located, to extinguish any lien claims such broker may have in connection with this Lease.

54. Notices. Any notice which is required or permitted to be given by either party under this Lease shall be in writing and must be given only by certified mail, return receipt requested, by hand delivery or by nationally recognized overnight courier service at the addresses set forth below. Any such notice shall be deemed given on the date sent or deposited for delivery in accordance with one of the permitted methods described above. The time period for responding to any such notice shall begin on the date the notice is actually received, but refusal to accept delivery or inability to accomplish delivery because the party can no longer be found at the then current notice address, shall be deemed receipt. Either party may change its notice address by notice to the other party in accordance with the terms of this Section 54. The following are the initial notice addresses for each party:

Landlord’s Notice Address:	Fund III and Fund IV Associates
c/o Wells Real Estate Fund
6200 The Corners Parkway, Suite 250
Norcross, Georgia 30092-2295
Attention: George Wells
Director, East Region

Tenant’s Notice Address:	Apex Systems, Inc.
4400 Cox Road, Suite 200
Glen Allen, Virginia 23060
Attention: Chief Financial Officer

With a copy to:	Troutman Sanders LLP
P.O. Box 1122
Richmond, Virginia 23218-1122
Attention: Thomas A. Grant, Esquire

55. Force Majeure. In the event of a strike, lockout, labor trouble, civil commotion, an act of God, or any other event beyond Landlord’s or Tenant’s control (a “force majeure event”) which results in the Landlord or Tenant, as the case may be, being unable to timely perform its respective obligations hereunder to repair the Premises, provide services, or complete Work (as provided in Exhibit “B”), so long as Landlord or Tenant, as the case may be, diligently proceeds to perform such obligations after the end of the force majeure event, Landlord or Tenant, as the case may be, shall not be in breach hereunder, this Lease shall not terminate, and Tenant’s obligation to pay any Base Rent, additional rent, or any other charges and sums due and payable shall not be excused. Notwithstanding the foregoing or any provision to the contrary in this Lease, the foregoing provisions of this Section 55 shall not apply with respect to any obligation by Tenant to pay Rent or any other obligation of Tenant under this Lease that could be satisfied by the payment of money.

56. Financial Statements. At any time during the Term, upon ten (10) business days prior written notice from Landlord to Tenant, Tenant agrees to provide Landlord with the most current financial statement for Tenant and financial statements for the two (2) years prior to the current financial statement year for Tenant. Such statements are to be certified by Tenant to be true, correct and complete, prepared in accordance with generally accepted accounting principles and, if it is the normal practice of Tenant, audited by an independent certified public accountant. Landlord agrees to hold such statements on a confidential basis and not disclose them to any person or entity except Landlord’s current or prospective lenders or any perspective buyer of the Property.

57. Special Stipulations. The Special Stipulations, if conflicting, if any, attached hereto as Exhibit “D ” are modifications to the terms of this Lease and such Special Stipulation shall control in the event of any conflict with the other provisions of this Lease or any exhibits hereto.

IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, the day and year first above written.

LANDLORD:

FUND III AND FUND IV ASSOCIATES

WELLS REAL ESTATE FUND III, L.P.
a Georgia Limited Partnership

By:	Wells Capital, Inc.,
a Georgia Corporation
(As General Partner)

By:
Name:
Title:

[CORPORATE SEAL]

WELLS REAL ESTATE FUND IV, L.P.
a Georgia Limited Partnership

By:	Wells Partners, L.P.
a Georgia Limited Partnership
(As General Partner)

By:	Wells Capital, Inc.
a Georgia Corporation
(As General Partner)

By:
Name:
Title:

[CORPORATE SEAL]

[Signatures continued on following page.]

TENANT:

APEX SYSTEMS, INC., a Virginia corporation

By:
Title:

By:
Title:

(CORPORATE SEAL)

RULES AND REGULATIONS

1. The sidewalks, entry passages, corridors, halls, elevators and stairways shall not be obstructed by Tenants or used by them for any purpose other than those of ingress and egress. The floors, skylights and windows that reflect or admit light into any place in said building shall not be covered or obstructed by Tenants. The toilets, drains and other water apparatus shall not be used for any other purpose than those for which they were constructed and no sweepings, rubbish or other obstructing substances shall be thrown therein.

2. No advertisement or other notice shall be inscribed, painted or affixed on any part of the outside or inside of said building, except upon the doors, and of such order, size and style, and at such places, as shall be approved and designated by Landlord. Subject to Landlord’s agreements with respect to the initial build-out of the Premises, interior signs on doors will be ordered for Tenants by Landlord, the cost thereof to be charged to and paid for by Tenants.

3. No Tenant shall do or permit to be done in his Premises, or bring or keep anything therein, which shall in any way increase the rate of insurance carried by Landlord on the Building, or on the Property, or obstruct or interfere with the rights of other Tenants or in any way injure or annoy them, or violate any applicable laws, codes or regulations. Tenants, agents, employees or invitees shall maintain order in the Premises and the Building, shall not make or permit any improper noise in the Premises or the Building or interfere in any way with other Tenants, tenants or those having business with them. Nothing shall be thrown by Tenants, their clerks or servants, out of the windows or doors, or down the passages or skylights of the Building. No rooms shall be occupied or used as sleeping or lodging apartments at any time. No part of the Building shall be used or in any way appropriated for gambling, immoral or other unlawful practices, and no intoxicating liquor or liquors shall be sold in the Building.

4. Tenants shall not employ any persons other than the janitors of Landlord (who will be provided with pass-keys into the offices) for the purpose of cleaning or taking charge of the Premises, except as may be specifically provided otherwise in the Lease.

5. No animals, birds, bicycles or other vehicles shall be allowed in the offices, halls, corridors, elevators or elsewhere in the Building, without the approval of Landlord.

6. No painting shall be done, nor shall any alterations be made to any part of the Building or the Premises by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or plastering, nor shall any connection be made in the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and, when any part thereof shall be broken by Tenant or Tenant’s agent, the same shall be immediately replaced or repaired by Tenant (subject to Tenant’s compliance with Section 12 of the Lease) and put in order under the direction and to the satisfaction of Landlord, or its agents, and shall be kept whole and in good repair. Tenants shall not injure, overload, or deface the Building, the woodwork or the walls of the Premises, nor carry on upon the Premises any noxious, noisy or offensive business.

7. A reasonable number of card keys will be furnished Tenants without charge. No additional security systems, access systems, locks or latches shall be put upon any door without the written consent of Landlord. Tenants, at the termination of their Lease, shall return to Landlord all card keys to doors in the Building.

8. Landlord in all cases retains the power to prescribe the weight and position of iron safes or other heavy articles. Tenants must make arrangements with the superintendent of the Building when the elevator is required for the purpose of the carrying of any kind of freight.

9. The use of burning fluid, camphene, benzine, kerosene or anything except gas or electricity, for lighting the Premises, is prohibited. No offensive gases or liquids will be permitted.

10. If Tenants desire blinds, coverings or drapes over the windows, they must be of such shape, color and material as may be prescribed by Landlord, and shall be erected only with Landlord’s consent and at the expense of the Tenant desiring them. No awnings shall be placed on the Building.

11. All wiring and cabling work shall be done only by contractors approved in advance by Landlord and Landlord shall have the right to have all such work supervised by Building engineering/maintenance personnel.

12. At Landlord’s discretion, Landlord may hire security personnel for the Building, and every person entering or leaving the Building may be questioned by such personnel as to the visitor’s business in the Building and shall sign his or her name on a form provided by the Building for so registering such persons. Landlord shall have no liability with respect to breaches of the Building security, if any.

13. No smoking shall be permitted in any portion of the interior of the Building (including the Premises).

14. Tenants shall not install equipment that causes electrical consumption at any time to exceed the capacity of the existing feeders, risers, or wiring.

15. No soliciting of any type is permitted in the Project.

2

EXHIBIT “A”

PROPERTY

ALL THAT certain lot, piece or parcel of land, together with all improvements thereon and appurtenances thereunto belonging, lying and being in Three Chopt District, Henrico County, Virginia, containing 4.233 acres as shown and described on that As-Built Survey entitled “Plat Showing Improvements on 4.233 Acres of Land Situated on the West Line of Cox Road, Being a Part of Block B, Sections A and H of Innsbrook” prepared by Engineering Design Associates, certified by J.L. Hutcherson, Commonwealth of Virginia Land Surveyor No. 1370, dated June 18, 1992, and being more particularly described as follows:

BEGINNING at a stone on the westerly right-of-way line of Cox Road (80-foot right-of-way), said stone being 25 feet south of the intersection of the southerly right-of-way line of Waterfront Place with said westerly right-of-way line of Cox Road; running thence along said westerly right-of-way line of Cox Road the following courses and distances: along the arc of a curve to the left (said arc having a radius of 890.00 feet) an are distance of 215.34 feet to a pk nail; South 19 degrees 52 minutes 00 seconds West a distance of 100.00 feet to a rod; along the arc of a curve to the right (said arc having a radius of 791.89 feet) an arc distance of 166.57 feet to a rod; thence leaving said westerly right-of-way line of Cox Road and running North 53 degrees 08 minutes 15 seconds West a distance of 514.60 feet to a rod; running thence North 47 degrees 42 minutes 07 seconds East a distance of 23.02 feet to a rod; running thence North 68 degrees 22 minutes 29 seconds East a distance of 169.63 feet to a rod; running thence North 42 degrees 51 minutes 36 seconds East a distance of 328.57 feet to a point on the southeasterly right-of-way line of Waterfront Place (50-foot right-of-way); running thence along said southeasterly right-of-way line of Waterfront Place South 53 degrees 08 minutes 15 seconds East a distance of 263.91 feet to a stone; running thence along an arc of a curve to the right (said arc having a radius of 25.00 feet) an arc distance of 37.90 feet to a stone on the westerly right-of-way line of Cox Road which marks the POINT OF BEGINNING.

BEING the same real estate conveyed to Rowe Properties-Markel, a Virginia Limited Partnership, by deed from Innsbrook Corporation, a Virginia corporation, dated November 4, 1985, recorded November 4, 1985, in the Clerk’s Office, Circuit Court, County of Henrico, Virginia, in Deed Book 1978, page 1220. By the First Amendment to the Certificate of Limited Partnership of Rowe Properties-Markel Limited Partnership, dated September 8, 1986, and recorded December 5, 1986, in the Clerk’s Office, Circuit Court, County of Henrico, Virginia, in Deed Book 2039, page 1236, and in the Clerk’s Office, Circuit Court, City of Richmond, Virginia, in Limited Partnership Book 7, page 1879, the name of Partnership was changed to Rowe Properties-Markel Limited Partnership.

EXHIBIT “A-1”

PREMISES

[ATTACH FLOOR PLAN SHOWING

PREMISES BY DIAGONAL LINES]

EXHIBIT “B”

(WORK LETTER)

This Work Letter (“Agreement”) is a part of the Lease Agreement dated of even date herewith executed by Landlord and Tenant. Landlord and Tenant hereby covenant and agree as follows (all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in such Lease Agreement):

ARTICLE I

WORK

Except as otherwise specifically provided, Landlord shall furnish, install and/or perform in the Premises the following items of work (hereinafter “Work”) pursuant to the provisions of this Agreement: All Leasehold Improvements shown in Tenant’s Plans (as defined in Article II hereof) costing up to an amount not exceeding in the aggregate the Allowance, provided that Building Standard Tenant Materials are contained in “Tenant’s Plans.” “Building Standard Tenant Materials” shall mean (1) those materials already installed or used in the Premises [including, but not limited to, existing doors, ceiling tiles, wall coverings, carpets, molding, lights, hardware, or similar items (hereinafter collectively “Existing Materials”)] to the extent they can be reused and incorporated into Tenant’s Plans as determined by Tenant in its reasonable judgment; (2) those materials matching Existing Materials already installed or used in the Premises; or (3) after accomplishing the steps described in (1) and (2) immediately above, the materials Landlord has chosen to be utilized in Tenant spaces, including the materials described in Exhibit “B-1” attached hereto and made a part hereof or materials of comparable quality substituted therefor by Landlord. Landlord shall install the Building Standard Tenant Materials according to Tenant’s Plans at Tenant’s expense. Alterations, relocation or substitution of Building Standard Tenant Materials may exceed the Allowance.

ARTICLE II

TENANT’S PLANS

1. Landlord, through Baskervill (the “Architect”) and HC Yu & Associates or Barrett Woodyard, as selected by Landlord (as selected, the “MEP Engineer”), shall prepare complete plans and specifications (“Tenant’s Plans”) for Work in the 21,288 square foot space comprising the Premises as follows:

(a) Detailed architectural drawings and specifications of Tenant’s partition plan, partition types, reflected ceiling plan, power, communications, and telephone plan (location of data and telephone outlets with pull boxes only), electrical outlets, finish plan, millwork construction drawings, elevations, construction details and sections;

(b) Mechanical, electrical and plumbing plans and specifications for the Premises (including, but not limited to, the Generator, as defined in Special Stipulation 7 on Exhibit “D” attached hereto). Any contract by Landlord with MEP Engineer shall be for a fee that is commensurate with market rates for the services being provided by MEP Engineer.

2. Landlord and Tenant hereby agree that time is of the essence, and the following procedure and schedule shall be adhered to with respect to the construction of Work:

(a) Provided Tenant has timely supplied all necessary information to Landlord, Architect and MEP Engineer shall prepare and deliver to Landlord and Tenant copies of Tenant’s Plans based upon all information previously provided and approved by Tenant;

(b) Landlord and Tenant shall thereafter promptly review Tenant’s Plans. Landlord shall have the right to approve or reject such plans in its sole discretion (including but not limited to failure to include or use Building Standard Tenant Materials) and shall notify Tenant in sufficient detail as to why Landlord is rejecting any of the proposed Tenant’s Plans. Tenant shall sign off on the proposed Tenant’s Plans or reject and modify the proposed Tenant’s Plans, prepared in accordance with Subsection (a) above within five (5) business days after receipt of Landlord’s approval or rejection;

(c) Landlord shall obtain bids from at least three (3) contractors pre-approved by Tenant for the performance of portions of Work, as applicable, providing for by Tenant’s Plans, and specifically including, but not necessarily limited to, mechanical; electrical; plumbing; drywall; wall finishes; and carpeting. Tenant, with Landlord’s approval, may also select an alternate contractor for pricing of some or all of such construction activities, provided that no Building systems are involved.

(d) Following receipt of bids based upon the approved Tenant’s Plans and an opportunity for Tenant to revise Tenant’s Plans, at Tenant’s cost, and a contract for construction shall be awarded by Landlord to a bidder with a “stipulated sum” price and construction schedule reasonably acceptable to Landlord and Tenant. Construction shall be commenced and diligently pursued to completion in accordance with such construction schedule. All construction of the Work shall be done in a good and workmanlike manner substantially in accordance with Tenant’s Plans. Upon prior notice to Tenant, Landlord reserves the right to make reasonable substitutions of equal or better quality and value for Building Standard Tenant Materials in the event of unavailability of materials or altered field conditions;

(e) Landlord shall give Tenant five (5) business days prior written notice of its anticipated date of “Substantial Completion” (as hereinafter defined);

(f) Items shown on a punch list to be prepared by Tenant, Architect and MEP Engineer at Substantial Completion will then be completed, and Landlord shall thereafter obtain a Temporary Certificate of Occupancy, if necessary, and a permanent Certificate of Occupancy for the Premises, if required, as promptly as possible; and

(g) Landlord at its sole cost shall repair any latent defects in the Work as to which Tenant has notified Landlord within six (6) months after the Commencement Date, within a reasonable time after such notice by Tenant

3. The contractor selected though the bidding process shall construct the Leasehold Improvements to the Premises in accordance with Tenant’s Plans which have been approved by the parties. Said Tenant’s Plans are to be initialed by Landlord and Tenant and attached hereto as Exhibit “B-2.”

4. Tenant agrees that it shall look solely to Architect and MEP Engineer with respect to the adequacy, correctness or sufficiency of Tenant’s Plans or compliance thereof with any applicable laws, codes, regulations or ordinances of any applicable governmental authority, or otherwise,

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and that Landlord’s review or approval of Tenant’s Plans shall not constitute a representation, guaranty or warranty with respect to Tenant’s Plans. In the event that a claim may be reasonably made against Architect and/or MEP Engineer with respect to Tenant’s Plans and Tenant desires to pursue such claim, Landlord shall either (i) use commercially reasonable efforts to pursue such claim against Architect and/or MEP Engineer on behalf of Tenant and Landlord, or (ii) assign to Tenant the right to pursue such claim.

5. Tenant’s Plans shall be filed by Architect, MEP Engineer or the applicable contractor as shall be required by law and approved by all governmental authorities having jurisdiction thereof. Any and all permits which may be required shall be procured by Architect, MEP Engineer or the applicable contractor as part of the Allowance. Tenant and Tenant’s architect and designers, if any, shall cooperate with Landlord in obtaining any such approvals and permits without delay.

6. Any changes required by any governmental authority, agency or department affecting the construction of any Work or any Additional Work to be performed therein shall not be deemed to be a violation of Tenant’s Plans or any provision of this Agreement and shall be accepted and paid for by Tenant.

ARTICLE III

ALLOWANCE; ADDITIONAL WORK

1. Subject to application of the Allowance as provided in this Agreement, Tenant shall bear the cost of the design and preparation of Tenant’s Plans (including the plans prepared by MEP Engineer) and the performance of the Work.

2. All work shown in Tenant’s Plans costing in excess of the Allowance shall be deemed to be Additional Work (“Additional Work”), and Tenant shall pay Landlord for the actual cost thereof as provided in Section 45 of the Lease. All revised or additional Tenant’s Plans are subject to Landlord’s review and written approval. Should any revisions or additions to the original Tenant’s Plans caused by Tenant result in a delay of Substantial Completion (hereinafter defined) of the Premises, Tenant agrees that such shall constitute a Tenant Delay (hereinafter defined).

3. In consideration for normal and typical construction management services, Tenant shall pay Landlord’s Construction Manager a construction management fee equal to four percent (4%) of the hard construction costs (that is, not including the Architect’s or MEP Engineer’s fees or other soft costs) of the Work and Additional Work. Such fee shall be paid out of the Allowance prior to application of the Allowance to other amounts. “Change Order(s)” shall mean any alteration, substitution, addition or change to or in Tenant’s Plans, requested by Tenant or deemed reasonably required for Landlord to complete the Work or Additional Work (subject to Tenant’s approval), after the same has been consented to by Landlord.

4. Should Tenant modify Tenant’s Plans subsequent to their approval by Landlord and Tenant, and such modifications increase the cost of Work, then Tenant shall be solely responsible for such cost increase, which cost shall be covered by the Allowance to the extent sufficient funds remain in the Allowance to pay such cost increase.

5. If any items of Additional Work shall entail the ordering and/or purchase by Landlord of unusual or specialty materials or products involving, in Landlord’s sole judgment, material cost, Landlord may require Tenant to pay to Landlord with five (5) days of Landlord’s request therefor

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before proceeding to purchase or order same (which request may be contained in Landlord’s estimate of the cost thereof furnished to Tenant) a deposit, on account of the cost of such Additional Work, as shall be determined by Landlord in its sole discretion.

6. If, in Landlord’s sole judgment, any items of Additional Work shall involve ordering of materials or products which must be specially fabricated to order and thus will materially delay the performance of Work, then Landlord may require Tenant to agree on a fixed Commencement Date of this Lease (allowing a reasonable time for the performance of Work in absence of the necessity of performing the Additional Work occasioning such material delay). If the parties cannot agree upon a fixed Commencement Date, then Landlord shall have the right to decline to perform such Additional work, and Tenant shall be responsible for the performance thereof (subject to the terms of this Lease) after the completion of Work and any other Additional Work not objected to by Landlord.

ARTICLE IV

PAYMENT

Landlord will provide the Allowance to Tenant upon the terms and conditions described in Section 45 of the Lease.

ARTICLE V

APPROVALS; AUTHORIZATIONS; TENANT’S AUTHORIZED AGENT(S)

1. The approval by Tenant of Tenant’s Plans shall be deemed authorization by Tenant for Landlord to proceed with the performance of Work and any Additional Work and shall be deemed approval by Tenant of Landlord’s cost estimate for the work.

2. Any approvals required to be given by Tenant under this Agreement shall be deemed given unless within five (5) business days after written request is made to Tenant therefor, notice of disapproval is given.

ARTICLE VI

NO CHANGES IN TENANT’S PLANS

No change(s) may be made by Tenant in any of Tenant’s Plans which, in Landlord’s sole opinion, will cause any additional cost or expense to Landlord unless Tenant shall specifically agree to pay Landlord’s reasonable costs incurred as a result of any such changes(s) and to be reasonable for any delay in the completion of Work. In no event may any changes be made to any of Tenant’s Plans (or to any Work or Additional Work performed in the Premises) after Landlord shall have sent to Tenant written notice of the anticipated date of Substantial Completion of Work.

ARTICLE VII

TENANT DELAY; ADVANCEMENT OF COMMENCEMENT DATE

If there is a delay in the Substantial Completion of Work, or any portion thereof, due to any act or omission of Tenant, its contractors, subcontractors, architects, space designers, movers, consultants, agents or employees, including, without limitation, delays due to failure by Tenant, in a timely manner, to deliver Tenant’s Plans, Tenant’s making changes in Tenant’s Plans or in Work, delays by Tenant in submission of information, approving working drawings or cost

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estimates or giving authorizations or approvals, requests for other than Building Standard Tenant Materials, or delays resulting from the fact that portions of Work must be scheduled after the completion of certain items of Tenant’s Installations (hereinafter defined) (any of the foregoing being called a “Tenant Delay”), then the Premises, or such portion thereof, shall be deemed Substantially Completed on the date the Premises or such portion thereof would have been available for occupancy but for the duration of any such aforementioned Tenant Delay, even though work to be done by Landlord has not been commenced or completed. The parties recognize that a Tenant Delay may be aggravated or extended by a strike, materials or labor shortage, or loss of time due to construction scheduling changes occasioned by such Tenant Delay or other unavoidable delays, any or all of which would not have adversely affected the timely completion of Work in the absence of such Tenant Delay, and agree that the duration of Tenant Delay should include all delays resulting from such other causes, notwithstanding that as a result thereof, the Tenant Delay in question may substantially exceed, in duration, the length of time during which the act or omission of Tenant or its agents, employees or contractors causing such Tenant’s Delay may have occurred or continued.

ARTICLE VIII

TENANT’S INSTALLATIONS

In the event Tenant shall desire to make any installations in the Premises (“Tenant’s Installations”) which are not to be made by Landlord for Tenant, the following shall apply:

1. On condition that such Tenant’s Installations will not require any structural change, and further provided that all Work and Additional Work required to be made by Landlord therein shall have reached a point with respect to which, in Landlord’s sole judgment, exercised in good faith, the making of Tenant’s Installations will not delay or hamper Landlord in the completion of Work or any Additional Work, Tenant may enter the Premises for the purpose of making Tenant’s Installations, subject, however, to the applicable provisions of the Lease. In addition to the insurance requirements set forth in the Lease, Tenant shall provide whatever insurance coverage and certificates as are reasonably required by Landlord’s Construction Manager in connection with work to be done by Tenant’s contractors and subcontractors, including, but not limited to, naming Landlord and the Construction Manager as Additional Insureds. Landlord agrees that Tenant shall be permitted to install voice and data cabling for the Premises. Tenant will be responsible for obtaining the appropriate low voltage permit from the County of Henrico, Virginia. Such installation and permitting shall be at the sole cost of Tenant but such cost shall be covered by the Allowance to the extent sufficient funds remain in the Allowance to pay such cost.

2. Prior to the Commencement Date, any entry by Tenant in or on the Premises shall be at Tenant’s sole risk and shall be subject to all of the terms, covenants and provisions of the Lease. Tenant’s Installations shall be completed free of all liens and encumbrances (copies of releases supplied to Landlord at Landlord’s request without delay.)

3. Prior to soliciting bids from any contractor(s) for performance of any work or installation of any materials or equipment that Tenant may desire to have performed or installed in the Premises, Tenant shall first submit to Landlord, for its approval or disapproval, the names of any such contractor(s) and Tenant shall only obtain bids and enter into contracts (for work or materials or equipment to be installed in the Premises) with contractor(s) first approved, in writing, by Landlord, which approval shall not be unreasonably withheld. If Landlord does not deliver its written approval within five (5) business days after Tenant’s submission to Landlord,

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Landlord shall be deemed to have approved the contractor or contractors identified in Tenant’s submission. Tenant agrees that in performing any work, the labor employed by Tenant or anyone performing such work for or on behalf of Tenant shall always be harmonious and compatible with the labor employed by Landlord and/or any contractors or subcontractors of Landlord. Should such labor, in Landlord’s reasonable opinion, be incompatible, Landlord may require Tenant to withdraw from the Premises immediately until Tenant takes possession of the Premises. Landlord agrees that it shall use commercially reasonable efforts to coordinate the contractors and subcontractors of Landlord to allow the contractors or subcontractors of Tenant which are installing the above-described voice and data cabling to complete their work prior to Substantial Completion of the Work.

4. In the event Tenant or any agent, visitor, guest, employee, subcontractor or contractor of Tenant (“Persons Under Tenant’s Control”) shall enter upon the Premises or any other part of the Building in connection with Tenant’s Installations, Tenant agrees to indemnify and save Landlord free and harmless from and against any and all claims whatsoever arising out of said entry or any work performed by such Persons Under Tenant’s Control. Persons Under Tenant’s Control shall comply with the special rules, regulations and requirements of Building management for the performance of work (including, without limitation, the requirement that Tenant maintain workers’ compensation, public liability and property insurance coverages as Landlord may reasonably require). Persons Under Tenant’s Control shall coordinate their activities so as to avoid the intrusion into or disruption of the operation of the Building and the business operation of other tenants.

5. As a condition of Landlord’s permitting Tenant to make any of Tenant’s Installations in the Premises, Landlord may require that Tenant agree with Landlord on a fixed Commencement Date of this Lease (allowing a reasonable time for the performance of Work). If the parties cannot agree upon a fixed Commencement Date, then Landlord may refuse permission for Tenant to perform Tenant’s Installations prior to the occurrence of the Commencement Date.

6. Only Landlord’s contractors shall be permitted to do any work on the Building systems.

ARTICLE IX

SUBSTANTIAL COMPLETION

Substantially Completed and Substantial Completion shall have occurred upon the following: (1) Work shall have been completed in substantial compliance with Tenant’s Plans, in a good and workmanlike manner, except for punch list items and Tenant’s Installations, and otherwise sufficient so that Architect can execute the most recently published version of AIA form G704, titled “Certificate of Substantial Completion,” and (2) Landlord shall have obtained a certificate of occupancy permitting the lawful use and occupancy by Tenant of the Premises; provided, however, that (i) Tenant shall make certain that Tenant’s Installations, including but not limited to the installation of data/voice cabling, signage, furniture or computer systems, do not interfere with Landlord obtaining a certificate of occupancy for the Premises, and any such interference with Landlord obtaining a certificate of occupancy for the Premises will be considered a Tenant Delay, and (ii) to the extent compliance with the conditions set forth above would have occurred but for Tenant Delay, then compliance with such conditions shall be deemed to have occurred on the date it would have occurred but for the Tenant Delay.

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ARTICLE X

DESIGNATION OF REPRESENTATIVES

Landlord hereby designates Barbara Clark, Landlord’s Construction Manager to act as its authorized representative on this Agreement. Any response from such person under this Agreement shall be the response of Landlord. Tenant hereby designates Theodore Hanson to act as its authorized representative on this Agreement. Any response from such Person under this Agreement shall be the response of Tenant.

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EXHIBIT “B-1”

BUILDING STANDARD TENANT MATERIALS

EXHIBIT “B-2”

TENANT’S PLANS

EXHIBIT “C”

ACKNOWLEDGMENT, ACCEPTANCE AND AMENDMENT

Tenant hereby acknowledges that the Premises demised pursuant to the Lease to which this Exhibit “C is attached (the “Lease”), and all tenant finish items to be completed by the Landlord, or Landlord’s contractors, have been satisfactorily completed in every respect, except for the punch list items set forth below, and Tenant hereby accepts said Premises as substantially complete and ready for the uses intended as set forth in the Lease. Landlord shall complete the punch list items, if any, as soon as is reasonably possible. Possession of the Premises is hereby delivered to Tenant, and any damages to walls, ceilings, floors or existing work, except for any damages caused by Landlord or Landlord’s contractors in completing any punch list items, shall be the sole responsibility of Tenant.

If any improvements or tenant finishes are to be constructed or installed by Tenant or Tenant’s contractors, as previously approved by Landlord, Tenant hereby agrees to indemnify and hold harmless Landlord from and against any claims, demands, loss or damage Landlord may suffer or sustain as a result of such work by Tenant or Tenant’s contractors, including, without limitation, any claim of lien which may be filed against the Premises or Landlord’s Property as a result of such work by Tenant’s contractors or representatives. In the event any such claim of lien is filed against Landlord’s Property by any contractor, laborer or materialman performing work on the Premises at Tenant’s direction, Tenant agrees to cause such lien to be discharged, by payment of the claim or bond, within ten (10) days of receipt of demand by Landlord.

Tenant and Landlord hereby further acknowledge and agree as follows:

1. The Commencement Date (as defined in the Lease) is                     , 20     and the Expiration Date (as defined in the Lease) is                     , 20    .

2. The exact rentable square feet contained within the Premises is                  square feet; and if differing from Exhibit “A-1” attached to the Lease, the Premises are as shown and outlined in red on Exhibit “C-1” attached hereto.

3. Tenant’s Share is             %.

4. The initial Base Rent payable under the Lease is $             , payable in equal monthly installments as provided in the Lease.

5. Rent under the Lease (after expiration of the free rent period) will commence as of                     .

6. Tenant intends to occupy the Premises on                     .

7.          (No.) keys to the Premises have been delivered to Tenant or Tenant’s representative.

8. The following punch list items are all that remain to be completed by Landlord or Landlord’s contractor:

9. This Acknowledgment, Acceptance and Amendment, when executed by Landlord and Tenant, shall be attached to and shall become a part of the Lease. If any provision contained herein conflicts with any provision of the Lease, the provisions hereof shall supersede and control, and the Lease shall be deemed modified and amended to conform with the provisions hereof.

10. Other agreements or modifications:

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals, this day of                     , 200    .

LANDLORD:

FUND III AND FUND IV ASSOCIATES

WELLS REAL ESTATE FUND III, L.P.
a Georgia Limited Partnership

By:	Wells Capital, Inc.,
a Georgia Corporation
(As General Partner)

By:
Name:
Title:

[CORPORATE SEAL]

WELLS REAL ESTATE FUND IV, L.P.
a Georgia Limited Partnership

By:	Wells Partners, L.P.
a Georgia Limited Partnership
(As General Partner)

By:	Wells Capital, Inc.
a Georgia Corporation
(As General Partner)

By:
Name:
Title:

[CORPORATE SEAL]

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TENANT:

APEX SYSTEMS, INC., a Virginia corporation

By:
Title:

By:
Title:
(CORPORATE SEAL)

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EXHIBIT “D”

SPECIAL STIPULATIONS

1. Conditional Free Rent. Provided that Tenant is not in default under this Lease, after the expiration of all applicable grace periods, Landlord shall grant to Tenant a ten (10)-month period of free rent beginning on the first day of the Term. Such period of free rent shall apply only to the monthly Base Rent installment and shall not apply to any other payment due under this Lease.

2. Option to Renew. Tenant shall have the right and option to renew this Lease for one (1) additional term of sixty (60) months by delivering, for such renewal term, written notice thereof to Landlord at least six (6) months prior to the expiration of the primary Term, provided that, at the time of such notice and at the end of the primary Term, Tenant is not in default of any of the terms, covenants or conditions of this Lease after the expiration of all applicable grace periods. Upon the delivery of said notice and subject to any conditions set forth in the preceding sentence, and upon the execution by Landlord and Tenant of an extension agreement containing such terms and provisions which are consistent with the provisions of this Paragraph, this Lease shall be extended upon the same terms, covenants and conditions as provided in this Lease, except that the rent payable under this Lease during said renewal term shall be at ninety-five percent (95%) of the prevailing market rate (including escalations) for the Premises, based upon the prevailing market rate for renewing tenants leasing space in comparable office buildings located in Western Henrico County, Virginia (considering the then physical condition and age of the Building and Property and taking into account the absence of any free rent period, tenant build out allowances and other concessions otherwise offered with respect to such other buildings), at the commencement of such renewal as reasonably determined by Landlord. Within fifteen (15) days after Tenant’s request given not earlier than nine (9) months prior to the expiration of the primary Term, Landlord shall advise Tenant as to the prevailing market rate (including escalations) for the Premises for the renewal term provided for herein, thereby permitting Tenant the opportunity to evaluate such prevailing market rate prior to the date Tenant is required to exercise Tenant’s renewal option provided for herein. Notwithstanding the foregoing, any termination of this Lease, or any assignment of this Lease or subletting of more than fifteen percent (15%) of the Premises in effect at the time of notice to Landlord of the exercise of such renewal option, shall terminate the option of Tenant contained in this Paragraph.

3. Rights of First Refusal. For so long as Tenant has at least twenty four (24) months remaining in the term of this Lease, and provided Tenant is not in default under this Lease after the expiration of all applicable grace periods, at such time as Landlord receives a bona-fide offer from a third party to lease all or a portion or portions of certain spaces located on the first floor of the Building and containing approximately 3,031 rentable square feet of space (“Space A”) and 2,953 rentable square feet of space (“Space B”), such spaces being more particularly identified on Exhibit “D-1” attached hereto and made a part hereof, Landlord shall notify Tenant in writing of the terms and conditions of such third-party offer. Tenant shall have five (5) business days following delivery to Tenant of Landlord’s notice in which to agree to lease said space or spaces under the same terms and conditions of such third-party offer. In the event Tenant does not choose to lease such space or spaces, or fails to notify Landlord of its desire to lease such space or spaces, within such five (5)-business day notification period, Landlord will have the right to lease such space or spaces, or any portion thereof, to any other party on terms not less favorable to Landlord, and the rights of Tenant hereunder with respect to such lease of such space or spaces shall terminate. Tenant’s right to lease such space or spaces shall be a continuing right and shall apply to subsequent leasing of such space or spaces. Notwithstanding any provisions herein to the contrary, Tenant’s rights hereunder with respect to Space B only shall be subject and subordinate to all currently existing rights of New York Life, another tenant in the Building, with respect to such Space B. Notwithstanding the foregoing, any termination of this Lease, or any assignment of this Lease or subletting of more than fifteen percent (15%) of the Premises in effect at the time of notice to Landlord of the exercise of such renewal option, shall terminate the option of Tenant contained in this Paragraph.

4. Letter of Credit

(a) Simultaneously with Tenant’s execution and delivery of this Lease, Tenant shall deliver to Landlord an irrevocable and unconditional Letter of Credit (herein, together with all replacements thereof, being called the “Letter of Credit”) issued by Bank of America, N.A., SunTrust Bank, or another bank or financial institution acceptable to Landlord. Said Letter of Credit shall be in the initial amount of $564,132.00 and may provide that the amount outstanding thereunder shall be reduced by $188,044.00 on the first (1st) day of each of the twenty third (23rd), thirty fifth (35th) and forty seventh (47th) full calendar months of the term of this Lease. The term of the Letter of Credit shall extend from the Commencement Date (as defined in Paragraph 2 of this Lease) through the forty sixth (46th) full calendar month of the term of this Lease. At Tenant’s option, the initial Letter of Credit may be for a term of not less than one (1) year, and, in such event, such Letter of Credit shall be extended by Tenant for periods of not less than one (1) year each so that the Letter of Credit, as extended and replaced, remains continually in existence during the entire period required in this Paragraph 4. Notwithstanding any provision to the contrary herein, if such Letter of Credit is for a term shorter than the entire period required for the Letter of Credit in this Paragraph 4 (i.e., the entire period commencing on the Commencement Date as defined in Paragraph 2 of this Lease and ending on the forty sixth (46th) full calendar month of the term of this Lease), Landlord, without any further notice to Tenant, may draw upon the entire amount of the Letter of Credit in the event Landlord shall not receive, at least thirty (30) days prior to the expiration date of such Letter of Credit, written confirmation from the bank that issued the Letter of Credit confirming that the Letter of Credit will remain in existence for at least the next one (1)-year period or a replacement Letter of Credit in form and substance identical to said Letter of Credit so expiring and otherwise satisfying the obligations herein. The failure of Tenant to provide such written confirmation or such replacement Letter of Credit in accordance with the provisions hereof for any expiring Letter of Credit shall be an event of default by Tenant under this Lease and shall entitle Landlord to exercise any and all remedies provided in this Lease or otherwise available to Landlord.

(b) The Letter of Credit shall be in form acceptable to Landlord and shall provide that the only condition to a draw under the Letter of Credit shall be the presentation by Landlord of a sight draft and a statement by Landlord that Landlord is entitled to draw upon the Letter of Credit in accordance with this Lease. The Letter of Credit shall be transferable by Landlord only to a new owner of the Property, in whole, without cost to Landlord, and without limit on the number of such transfers. Tenant shall pay all costs as to any such transfer and shall take all steps necessary by Tenant, if required, for any such proposed transfer of the Letter of Credit. If Tenant fails to pay such costs or take such steps in connection with a proposed transfer of the Letter of Credit, then Landlord, without any further notice to Tenant, may draw upon the Letter of Credit in whole or in part (at Landlord’s option) and may transfer the proceeds of such draw. The Letter of Credit may be drawn in whole or in part by Landlord (at Landlord’s option) from time to time (and more than one time for partial draws) upon the occurrence of any monetary default by Tenant under this Lease, which default is not cured within any applicable

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cure period (provided, however, that if the giving of any notice of default by Landlord is barred by applicable law, no such notice shall be required as a condition to Landlord’s draw under the Letter of Credit, and Landlord may draw upon the Letter of Credit notwithstanding that no such notice was given and no such cure period commenced), and without any further notice to Tenant. Landlord shall apply the proceeds of the Letter of Credit to monetary amounts owed by Tenant under this Lease. In no event shall any such application by Landlord cure any default by Tenant under this Lease. Notwithstanding the foregoing, if Landlord draws upon the Letter of Credit under a circumstance where Tenant is continuing to occupy the Premises and neither this Lease nor Tenant’s right to possession under this Lease have been terminated by Landlord, then, if Tenant cures all defaults under this Lease and provides Landlord with a replacement letter of credit satisfying all of the requirements and conditions herein for the Letter of Credit, Landlord shall pay over to Tenant all the unapplied portion of the proceeds from Landlord’s draw under the Letter of Credit. Such payment shall be made within thirty (30) days after Landlord’s receipt of the aforementioned replacement letter of credit. Furthermore, in no event shall the Letter of Credit, or Landlord’s right to draw upon the Letter of Credit, be affected or impaired by (A) the waiver, compromise, settlement, termination or other release of the performance or observance by any person liable or to become liable for the obligations under this Lease; (B) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in this Lease; (C) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or any similar proceeding affecting Tenant, or any allegation or contest of the validity of this Lease; or (D) the taking or the omission of any of the actions referred to in this Lease.

(c) Upon Landlord’s acceptance of the Letter of Credit tendered by Tenant, such Letter of Credit shall be deemed to have satisfied all form and substance requirements under this Special Stipulation (other than the obligation to continue or renew such Letter of Credit, if applicable).

5. Moving Expenses. Landlord shall provide Tenant with a moving allowance in the amount of One and 50/100 Dollars ($1.50) per rentable square foot in the Premises (based on 21,288 square feet), payable by Landlord within thirty (30) days after the Commencement Date.

6. Competitors. So long as Apex Systems, Inc. (or an affiliate of Apex Systems, Inc.) is the Tenant under this Lease and occupies the Premises primarily for the purpose of engaging in staffing services for information technology, accounting, finance or legal businesses, Landlord shall not knowingly lease any other portions of the Building to a tenant primarily engaged in any or all such businesses.

7. Generator. With respect to the generator for Tenant included as part of the Work (the “Generator”), such Generator shall be at a location on the Property determined by Landlord (which shall be in compliance with applicable land use regulation and any recorded covenants or restrictions applicable to the Property), shall be adequately screened from view, and shall be landscaped, all in a manner approved by Landlord. The operation, maintenance and replacement of the Generator shall be at Tenant’s sole responsibility and cost. After Landlord turns the Generator over to Tenant, Tenant will exercise every reasonable effort to minimize any disruption of activity otherwise occurring in or about the Project in connection with Tenant’s operation, maintenance and replacement of the Generator. No testing of such generator by Tenant after Landlord turns the Generator over to Tenant shall occur during the normal business hours of the

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Building. If Landlord is required by applicable law to relocate the Generator, then, at Landlord’s request, Tenant shall, at Tenant’s cost and expense, relocate the Generator to an area designated by Landlord. Tenant will insure that the Generator and each part of it will be operated, maintained and replaced in accordance with all applicable laws. Landlord hereby assigns all warranties in connection with the Generator to Tenant. Tenant will immediately remove and hereby agrees to indemnify, defend and hold Landlord harmless in connection with any mechanic’s liens on the Project or the Property which result from work associated with the operation, maintenance or replacement of the Generator. As a part of the Work, Landlord will obtain all licenses required to install the Generator. Tenant will obtain all licenses or approvals required to operate, maintain and replace the Generator and, after Landlord turns the Generator over to Tenant, Tenant will operate the Generator in manner that will not interfere with the quiet enjoyment or business operations of other tenants in the Building or the Project. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, costs, demands, damages and liabilities arising from Tenant’s operation, maintenance or replacement of the Generator. Such indemnity shall include damage to property and injury or death to persons. Tenant shall leave the Generator at the Property at the expiration or termination of this Lease, and the Generator shall thereafter be the sole property of Landlord. Upon the expiration or termination of this Lease, Tenant shall have no obligation to replace the Generator.

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EXHIBIT “D-1”

SPACE A AND SPACE B

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